Exhibit 5.1

[Translation for information purposes ]

JOINT RESTRUCTURING PLAN WALL BOX CHARGERS, S.L.U., AR ELECTRONICS SOLUTIONS, S.L.U. AND WALLBOX USA INC.

Ref: L-363029

Table of Contents

Contents Page

1	Definitions and interpretation	10
2	Purpose, content and nature of the Restructuring Plan	11
3	Conditions Precedent	14
4	Description of the Debtors’ financial situation	20
5	Affected claims and classes of claims	24
6	Restructuring measures	33
7	Compliance with the legal requirements for approval	49
8	Extension of the effects of the Restructuring Plan to Non-Signatory Creditors	54
9	Extension of the Restructuring Plan to the guarantees of Group companies	54
10	Vote on the proposed Restructuring Plan and acceptance by Affected Creditors	56
11	Insolvency protection	57
12	Application for approval	58
13	General limitations	60
14	Breach of the Restructuring Plan	61
15	Partial nullity	62
16	Extension of the Standstill Agreement	63
17	Debtors’ Representative	63
18	Global Agent	63
19	Confidentiality	67
20	Notifications	68
21	Waivers and Consents	69
22	Costs and Expenses	70
23	Assignment by the Affected Creditors	71
24	Governing Law and Jurisdiction	72

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JOINT RESTRUCTURING PLAN
(WALLBOX GROUP)

Issued in Madrid on 8 April 2026.

PARTIES

(1) WALL BOX CHARGERS, S.L.U. (“Wallbox Chargers”), with its registered office at Paseo de la Castellana 95, 28th floor, Madrid, and with tax identification number (N.I.F.) B66542903.

(2) AR ELECTRONICS SOLUTIONS, S.L.U. (“AR Electronics”), with its registered office at Carrer del Foc 68, 08038 Barcelona, Spain, and with tax identification number (N.I.F.) B66162413.

(3) WALLBOX USA INC. (“Wallbox USA”), with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, United States of America, and with tax identification number (N.I.F.) N02582841.

Hereinafter, Wallbox Chargers, Wallbox USA and AR Electronics shall be collectively referred to as the “Debtors”.

(4) WALLBOX N.V. (“Wallbox NV”), a company incorporated under the laws of the Netherlands, with its registered office at Carrer del Foc, 68, 08038 Barcelona, duly registered with the Netherlands Chamber of Commerce under number 83012559, and with tax identification number N-0098134J.

(5) WALLBOX UK Ltd (“Wallbox UK”), a company incorporated under the laws of England, with its registered office at 378-380 Deansgate, M3 4LY Manchester, United Kingdom, and registered with Companies House under number 11267771, with tax identification number N-0111655G.

Wallbox NV and Wallbox UK, together with Wallbox Chargers, Wallbox USA and AR Electronics, in that capacity, act as Affected Guarantors.

(6) COIL INC (“Coil”), a US company, with its registered office at 1307 Hayes Street, Suite 5, San Francisco, CA 94117, United States of America, and with tax identification number (TIN) N-N0401202G.

(7) WALLBOX FRANCE SAS (“Wallbox France”), a French company, with its registered office at Avenue des Champs-Élysées, 75008 Paris, France, and with tax identification number (TIN) N-0070873E.

(8) ELECTROMAPS, S.L.U. (“Electromaps”), a company incorporated in Spain, with its registered office at Carrer del Foc 68, 08038 Barcelona, Spain, and with tax identification number (N.I.F.) B66513524.

Hereinafter, Wallbox Chargers, Wallbox USA, AR Electronics, Wallbox NV, Coil, Wallbox France and Electromaps shall be referred to as the “Original Warrantors”.

(9) WALLBOX ITALY S.R.L. (“Wallbox Italy”), an Italian company, with its registered office at Piazza Tre Torri, 2, 20145 Milan (Italy) and tax identification number (N.I.F.) N-0113105A.

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Hereinafter, Wallbox Chargers, AR Electronics, Wallbox USA and Wallbox UK shall be referred to as the “Confirming Debtors”.

Hereinafter, Wallbox Chargers, AR Electronics, Wallbox USA, Wallbox France, Wallbox UK and Wallbox Italy shall be referred to as the “Factoring Debtors”.

Hereinafter, the Confirming Debtors and the Factoring Debtors shall be referred to collectively as the “Operating Debtors”.

(10) BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (“BBVA”), a Spanish credit institution with its registered office at Plaza de San Nicolás 4, 48005 Bilbao, duly registered in the Bilbao Commercial Register, and with tax identification number (N.I.F.) A48265169.

(11) BANCO SANTANDER, S.A. (“Santander”), a Spanish credit institution with its registered office at Paseo de Pereda numbers 9 to 12, Santander, duly registered in the Santander Commercial Register, and with tax identification number (N.I.F.) A39000013.

(12) CAIXABANK, S.A. (“CaixaBank”), a Spanish credit institution with its registered office at Calle Pintor Sorolla 2-4, 46002 Valencia, duly registered in the Commercial Register of Valencia, and with tax identification number (N.I.F.) A08663619.

(13) EBN BANCO DE NEGOCIOS, S.A. (“EBN”), a Spanish credit institution with its registered office at Paseo de Recoletos, 29, Madrid, duly registered in the Madrid Commercial Register, and with tax identification number (N.I.F.) A28756043.

(14) INSTITUTO DE CRÉDITO OFICIAL, E.P.E. (“ICO”), a public body constituted as a public business entity as provided for in Articles 84, 103 et seq. of Law 40/2015 of 1 October on the Legal Regime of the Public Sector, and with Spanish tax identification number (N.I.F.) Q-2876002-C. It is not required to be registered in the Commercial Register.

(15) INSTITUT CATALÀ DE FINANCES (“ICF”), a public financial institution owned by the Government of Catalonia, founded in 1985, with its registered office at Gran Vía de les Corts Catalanes, 635, 08010 Barcelona, duly registered in the Barcelona Commercial Register, and with Spanish tax identification number (N.I.F.) Q5855055I.

(16) MORA BANC GRUP, S.A. (“Mora Banc”), a company incorporated under the laws of the Principality of Andorra, with its registered office at Avenida Merixell 96, AD500, Andorra la Vella, Principality of Andorra, with tax identification number (N.I.F.) N0431302I.

(17) COMPAÑÍA ESPAÑOLA DE FINANCIACIÓN DEL DESARROLLO, COFIDES, S.A., S.M.E., ACTING AS MANAGER IN ITS OWN NAME AND ON BEHALF OF THE FONDO PARA INVERSIONES EN EL EXTERIOR, F.C.P.J. (FIEX) (“COFIDES”), a Spanish credit institution with its registered office at Paseo de la Castellana, 278, 28046 Madrid, duly registered in the Madrid Commercial Register, and with Spanish tax identification number (N.I.F.) A78990603.

For the purposes of Article 630 TRLC, it is noted that EBN, ICO, ICF, Mora Banc, and COFIDES are subject to an intercreditor agreement entered into for the purpose of regulating the coexistence of the Syndicated Financing Agreement and the COFIDES Financing Agreement (as such terms are defined in the framework agreement originally executed on 11 November 2024 and authenticated before the notary of Barcelona, Ms Laura Nogales Martín, under number 206 in her register of transactions), which was authenticated before the notary of Barcelona, Ms Laura Nogales Martín, under number 208 in her register of transactions.

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Hereinafter, BBVA, Santander, CaixaBank, EBN, ICO, ICF, Mora Banc and COFIDES, together with the Debtors (in relation to the Class 5 Affected Debt of which they are creditors, as applicable) shall be collectively referred to as the “Original Signatory Creditors”.

(18) PALMER AGENCY SERVICES (SPAIN), S.L.U., a company incorporated under Spanish law, with its registered office at Calle Castelló, 59, Bajo, 28001 Madrid, duly registered in the Madrid Commercial Register, and with Spanish tax identification number (N.I.F.) B56936644 (the “Global Agent”).

THE PARTIES DECLARE

(A) That Wallbox NV, listed on the New York Stock Exchange (NYSE) under the ticker symbol “WBX”, is a company duly incorporated under the laws of the Netherlands, registered in Amsterdam, with its centre of main interests, within the meaning of Article 3(1) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings and Articles 45.1 and 587.3 TRLC, in Barcelona (Spain), and tax identification number (N.I.F.) N0098134J, acting as the parent company of an international group of companies, including the Debtors.

The Group’s mission (as defined below) is to facilitate the global adoption of electric vehicles, thereby contributing to a more sustainable use of energy. To this end, the Group offers a wide range of charging solutions suitable for residential, business and public use, laying the foundations for the infrastructure needed to meet the growing number of electric vehicles. The Group develops and markets various types of smart chargers, including AC chargers for domestic and business applications, as well as DC fast chargers for public use.

The Group’s model is comprehensive, encompassing both proprietary hardware and software. Its digital platforms include “myWallbox”, which enables users to manage all their charging and energy consumption processes, and “Electromaps”, an app that helps drivers locate and pay at public charging points and enables operators to manage charging stations on a large scale.

The organisational chart of the companies that make up the Group can be found on the web, (Organisational Chart).

(B) The Parties have been negotiating the terms of the Group’s recapitalisation and comprehensive debt restructuring (the “Restructuring”) for several months now, with the primary aim of strengthening the sustainability of the capital structure, aligning the repayment schedule with the cash flow projected in the business plan, ensuring financial stability, and facilitating the introduction of new sources of financing and capital.

(C) That, as part of its international operations and in light of the growth experienced in recent financial years, the Group has entered into various financing agreements with a number of institutions to meet its operational, investment and development needs.

Currently, the Group’s Financial Creditors’ Affected Debt (as defined below and detailed further on1 ) comprises a group of financial institutions and institutional bodies, whose respective amounts and percentages of the Group’s total financial debt are as follows:

1 The detailed list of existing financial debt, including a breakdown by type of product, institution, maturity date, as well as the catalogue of security provided in relation to each of the loans, is attached as Annex 4 (Details of the Affected Debt). This Annex contains the relevant information on the financial obligations as at the date of this Restructuring Plan, as well as the nature and scope of the guarantees granted in favour of the creditor institutions.

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[intentionally omitted]

(D) That, in order to ensure the Group’s financial stability during the negotiations aimed at the Restructuring and the search for a comprehensive solution to the insolvency and liquidity crisis, the Group’s main creditor institutions (namely, Santander, BBVA and CaixaBank), together with the Debtors, amongst others, entered into a standstill agreement on 9 October 2025 which established the temporary suspension of the exercise of certain actions or rights by the participating lenders in respect of part of the Group’s financial debt (as amended from time to time, the “Standstill Agreement”).

Subsequently, EBN, ICO, ICF, Mora Banc and COFIDES formally acceded to the Standstill Agreement by means of a letter of accession signed on 7 November 2025.

(E) That, in the context of the Restructuring, on 22 December 2025, Orilla Asset Management, S.L., Inversiones Financieras Perseo, S.L. (an Iberdrola Group company), Am Gestio, S.L., Consilium, S.L., Mingkiri, S.L. / Anangu, S.L. (collectively, the “Original Shareholders”) and INSTRUMENTS FINANCERS PER A EMPRESES INNOVADORES, S.L. Unipersonal (IFEM) (together with the Original Shareholders, the “Shareholders” and, individually, the “Shareholder”) signed a letter of intent (the “Letter of Intent”) in favour of Wallbox NV, pursuant to which each Shareholder expressed its interest, subject to the conditions to be set out in a binding investment commitment to be formalised on the Signing Date (the “Binding Investment Commitment”), in making a cash contribution to Wallbox NV through the subscription and payment for newly issued Class A shares of Wallbox NV, for a maximum aggregate amount of ten million (10,000,000) euros, all within the framework of potential capital increases by Wallbox NV to be carried out in the context of the Restructuring and on the terms described in the Letter of Declaration of Interest itself.

(F) That Wallbox NV, Wallbox Chargers, AR Electronics and Electromaps, S.L.U., on 1 December 2025 and in the exercise of their legal powers and duties, filed with the Commercial Division of the Court of First Instance of Barcelona (Plaza No. 9) (the “Court”) the notice of the commencement of negotiations provided for in Article 585 of the TRLC in order to obtain the necessary legal protection to facilitate the negotiation and approval of this Restructuring Plan and, in said notice, also requested the appointment of a restructuring expert in accordance with the provisions of the applicable regulations.

(G) The Court appointed Lexaudit Concursal, S.L.P. as the restructuring expert (the “Restructuring Expert”) in relation to Wallbox Chargers and AR Electronic (order No. [***] of 10 December 2025) and Wallbox USA (order No. [***] of 5 March 2026).

(H) The Restructuring Expert has drawn up two reports in which (i) he has established the value of Wallbox Chargers and AR Electronics as going concerns, (ii) has certified the value of the Security Interests (as that term is defined below and, inter alia, for the purposes of Article 273 of the TRLC) provided by each Debtor and (iii) will confirm the existence of the majorities required for the approval of this Restructuring Plan (collectively, the “Restructuring Expert’s Report”).

The Restructuring Expert’s Report is attached as Annex2 ( ).

(I) In the context of the preparation of this Restructuring Plan, an individual viability plan has been drawn up for each of the Debtors, setting out the financial forecasts and projections for the business for the period following the implementation of the Restructuring. These viability plans have been drawn up on the basis of reasonable assumptions and reflect the expected

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financial and operational situation of each Debtor following the implementation of the planned restructuring measures, providing a reasonable prospect of ensuring the financial viability of the Debtors in both the short and medium term. For the purposes of this Restructuring Plan, each of the aforementioned viability plans shall be considered a “Viability Plan” and, collectively, the “Viability Plans”.

The Viability Plans are attached as Annex 8 (Viability Plans).

(J) That, on 1 April 2026, each of the Affected Creditors was notified of the proposed Restructuring Plan (as defined below) by electronic means with acknowledgement of receipt, and an announcement was posted on the Group’s website (i.e. the domain https://investors.wallbox.com/) containing an announcement informing of this individual dispatch and stating that, should any Affected Creditor not have received the relevant notification or be unable to access the link provided, they are offered the option of obtaining the documents by contacting the company via email at the following address: restructuring@wallbox.com, as well as the option of consulting the proposed Restructuring Plan at the Group’s head office located at Carrer del Foc 68, 08038 Barcelona, Spain.

(K) That, as stated in the communication referred to in the preceding Parties Declaration (J) , all Affected Creditors shall have the opportunity to cast their vote in favour of or against the proposed Restructuring Plan on the Signing Date in accordance with the provisions of Clause10 (Vote on the proposed Restructuring Plan and acceptance by Affected Creditors) below.

(L) That, as a result of all the foregoing, the Parties have decided to take the necessary steps to, amongst other matters, facilitate the injection of liquidity to enable the implementation of the Viability Plans, both in the form of debt and capital increases, to novate certain aspects of the Affected Debt in order to, amongst other modifications, extend the maturity date and standardise certain terms and conditions, to grant to the instruments evidencing the Interim Financing, the New Money and the Affected Debt instruments a series of personal and real guarantees and, for these purposes, to execute the Restructuring Documents (as this term is defined in Annex 3 (Definitions) and, in particular, this joint restructuring plan (the “Restructuring Plan”), which shall be governed by the following

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CLAUSES

1 Definitions and Interpretation

1.1 Definitions

For the purposes of this Restructuring Plan, capitalised terms shall have the meanings set out in Annex 3 (Definitions), or as expressly assigned to them elsewhere in the Restructuring Plan.

1.2 Interpretation

In this Restructuring Plan, unless expressly stated otherwise:

1.2.1 Any reference to the Restructuring Plan (or to any other Restructuring Document) shall be construed as referring both to the Restructuring Plan itself (or the Restructuring Document, as the case may be) and to its respective Annexes.

1.2.2 Any reference to a “Clause”, “Part” or “Annex” shall be deemed to refer to a clause, part or annex of the Restructuring Plan.

1.2.3 Any reference to a “person” includes any natural or legal person, entity, organisation, unincorporated association or public authority.

1.2.4 Any reference to one gender shall include the other, and terms in the singular shall also include the plural and vice versa.

1.2.5 Any reference to “days” shall be understood to mean calendar days. Time limits expressed in days shall begin to run from the day immediately following the start of the calculation. If the last day of the time limit is not a Business Day, the time limit shall be deemed automatically extended until the next Business Day. Time limits expressed in months shall be calculated from date to date, unless the last month does not contain the same date, in which case the time limit shall end on the immediately following Business Day.

1.2.6 Any reference to “from” or “as of” a date shall be construed as including that date.

1.2.7 The headings used in the Restructuring Plan are for reference purposes only; they do not form an integral part of the Plan nor do they affect the interpretation of its clauses.

1.2.8 The Spanish terms used shall have the meaning attributed to them by Spanish law.

1.3 Non-application of consumer and user regulations

Given that none of the Debtors qualifies as a consumer or user, and considering that this Restructuring Plan and the other Restructuring Documents have been drafted and negotiated by the respective parties, without constituting pre-formulated forms prepared by any of them, the Parties expressly agree and declare that no special rule or principle derived from consumer and user legislation shall apply.

2 Purpose, content and nature of the Restructuring Plan

2.1 Joint Plan

2.1.1 In accordance with the provisions of Article 642.2 of the TRLC, the Debtors hereby enter into a joint restructuring plan and shall submit the Application for Approval (in accordance with Clause12 (Application for Approval) below) for judicial approval as

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a single plan, such that the approval requirements set out in the TRLC (including majorities, classes of creditors, and other substantive and procedural requirements) have been verified for each of the Debtors individually in accordance with Article 642.2 TRLC.

2.2 Purpose and content of the Restructuring Plan

2.2.1 The purpose of this Restructuring Plan is to establish the terms and procedure for the Restructuring, as well as to adopt (or, as the case may be, to establish the framework for the adoption, pursuant to the relevant Restructuring Documents, of) the measures necessary to ensure the viability of the Debtors, in accordance with the provisions of the Viability Plan drawn up for each of the Debtors.

2.2.2 Under the Restructuring, the following objectives are pursued, in accordance with Title III of Book Two of the TRLC:

(i) to ensure the Group’s viability in the short and medium term by restructuring the Affected Debt, thereby avoiding the commencement of insolvency proceedings;

(ii) to provide the Group with the liquidity necessary to implement the business plan included in the Viability Plans; and

(iii) to ensure the sustainability of the Affected Debt and to adapt its repayment to the cash-generating capacity of each Debtor.

2.2.3 It also sets out the actions to be taken and the conditions that must be met for the Restructuring to take full effect, including, without limitation, compliance with the Conditions Precedent.

2.2.4 This Restructuring Plan affects all Affected Creditors in accordance with the provisions of Title III of Book Two of the TRLC.

2.2.5 This Restructuring Plan is based on the Viability Plans prepared by the Debtors and analysed by the Restructuring Expert, its terms and conditions being consistent with those plans, which will enable the Debtors to continue their respective business activities in the short and medium term through the measures set out therein.

2.3 Single Agreement and Prevalence

2.3.1 The Parties agree that the Restructuring Plan and the other Restructuring Documents constitute a single integrated restructuring plan for the implementation of the Restructuring.

2.3.2 All of them represent a single complex and combined business operation, the objective of which is the financial viability of the Debtors in accordance with the Viability Plans.

2.3.3 Notwithstanding the foregoing, the Parties agree that:

(i) Unless expressly provided otherwise within the Restructuring Plan, the latter does not modify, amend or constitute a waiver of the terms of the Standstill Agreement, which shall remain fully in force and effect between the parties in accordance with Clause16 ( Extension of the Standstill Agreement ).

(ii) The Debtors shall continue to comply with the terms of the Affected Debt in accordance with its own terms.

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2.3.4 In the event of any conflict between this Restructuring Plan and the New Money, the Working Capital Framework Agreement or the Loan Framework Agreement, this Restructuring Plan shall prevail.

2.4 ICO Regulations

2.4.1 Notwithstanding any provision to the contrary contained in this Restructuring Plan or in the other Restructuring Documents, nothing in this Restructuring Plan shall oblige any Affected Creditor who is a creditor under the ICO Affected Debt (an “ICO Creditor”) to act (or refrain from acting) in a manner inconsistent with the ICO Regulations in such a way as to cause the impairment or loss of an ICO Guarantee. In particular, each ICO Creditor:

(i) shall be entitled to take all steps it deems necessary to ensure compliance with the ICO Regulations; and

(ii) shall not be obliged to do anything which, in its reasonable opinion, might result in a breach of the ICO Regulations.

2.4.2 Nothing in this Clause2.4 (the “ICO Regulations”) shall affect the obligations of the Debtors or, where applicable, the other Parties under this Restructuring Plan and the other Restructuring Documents.

2.4.3 If, in the opinion of any ICO Lender (acting reasonably), there are terms in this Restructuring Plan or in any of the other Restructuring Documents that contradict or conflict with the ICO Regulations, such that compliance by such ICO Creditor with the ICO Regulations may result in a breach by it of the terms of this Restructuring Plan or of any of the other Restructuring Documents, such ICO Lender shall notify the other Parties (with a copy to the Global Agent, where applicable).

2.4.4 The Parties agree that the terms of this Restructuring Plan and/or the other Restructuring Documents shall be amended or supplemented to the extent necessary (at the Debtors’ expense) so that compliance by that ICO Creditor with the ICO Regulations does not constitute a breach of the terms of this Restructuring Plan or the other Restructuring Documents, provided that this remains within the limits permitted by the TRLC and by the Order Approving the Restructuring Plan.

2.4.5 The Debtors undertake to:

(i) provide the ICO Creditor, upon request, as soon as reasonably practicable, with a copy of any documentation required by the ICO or by such ICO Creditor to comply with the ICO Regulations; and

(ii) to take, within the limits of the Restructuring Plan and applicable regulations, any action reasonably required by the ICO or by an ICO Creditor to comply with the ICO Regulations, including, where applicable, the signing of any documents necessary to adapt the terms of the ICO Affected Debt to the provisions of this Restructuring Plan, provided that this does not contravene the Approval Order or the TRLC.

2.5 Extension of international jurisdiction in respect of Wallbox USA

2.5.1 In accordance with the provisions of Article 755 of the TRLC, the Commercial Division of the Spanish Courts extends its jurisdiction over Wallbox USA Inc., whose

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centre of main interests is located outside Spain, for the sole purposes of this Restructuring Plan.

2.5.2 To this end:

(i) Wallbox Chargers, which is the parent company of Wallbox USA, will be subject to the Restructuring Plan;

(ii) the notification and approval of the Restructuring Plan in relation to the subsidiaries have been requested to be kept confidential, so that neither the notification nor the decisions on its approval will be published in the Public Insolvency Register and will be issued separately from the decisions relating to the parent company; and

(iii) the extension of jurisdiction over Wallbox USA is necessary to ensure the successful conclusion of the negotiations, the adoption and implementation of the Restructuring Plan, insofar as:

(a) the Restructuring Plan has been designed so that Wallbox USA’s debt is restructured jointly with that of the other Debtors in relation to their common creditors;

(b) the financial and operational position of Wallbox USA is closely interlinked with that of Wallbox Chargers and the other Debtors, as it maintains significant commercial and operational relationships with them, such that any uncoordinated enforcement by creditors of the guarantees provided by Wallbox USA, or the initiation of insolvency proceedings against that company outside the scope of this Restructuring Plan could trigger a domino effect that would seriously impair its assets and liquidity, trigger cash flow pressures within the Group, jeopardise the continuity of key commercial relationships and, ultimately, compromise the Group’s viability and frustrate the aims of this Restructuring Plan; and

(c) Wallbox USA primarily carries out the Group’s business in the US market for charging solutions for electric and plug-in hybrid vehicles, which constitutes one of the Group’s main markets in terms of sales volume and in which strategic commercial relationships with certain key customers are concentrated; consequently, the orderly continuation of this business is essential for revenue generation and for meeting the projections contained in the Viability Plans as a whole.

2.5.3 Given the significance of Wallbox USA within the Group’s financial structure and its close links to the existing debt instruments, it is envisaged that this company will provide certain personal and real guarantees in favour of the Signatory Creditors (as identified in the Annex 5 ( New Guarantees ), so that Wallbox USA’s subjection to this Restructuring Plan is consistent and functional with the guarantee structure underpinning the modification of the terms of the Affected Debt and the new financing on the terms described in this Restructuring Plan.

2.5.4 In any event, the jurisdiction of the Spanish courts with regard to Wallbox USA is limited to the contractual creditors common to its parent company and the Debtors.

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3 Conditions Precedent

3.1 Conditions Precedent (Restructuring Plan)

3.1.1 The Parties agree to make the effectiveness of this Restructuring Plan subject to the fulfilment of the Funding Condition, with the exception of the provisions relating to the1 Clause ( Definitions and interpretation ), the2 Clause ( Purpose, content and nature of the Restructuring Plan ), Clause3.1 ( Precedent (Restructuring Plan) ), Clause14 ( Breach of the Restructuring Plan ), Clause17 ( Debtors’ Representative ), Clause18 ( Global Agent ), Clause19 ( Confidentiality ), Clause20 ( Notifications ), Clause22 ( Costs and Expenses ) and Clause24 ( Governing Law and Jurisdiction ), which shall take full effect upon the signing of the Restructuring Plan.

3.1.2 For these purposes, the Parties expressly clarify that the Interim Financing and the New Guarantees are not subject to the Funding Condition and shall be fully valid and enforceable from the time of their respective execution, in accordance with the terms set out in the respective Restructuring Documents evidencing them.

3.1.3 For the purposes of this Clause3.1 (Conditions Precedent (Restructuring Plan)):

(i) “Funding Condition” means that, prior to the Funding Deadline, the following circumstances have been satisfied:

(a) the Global Agent has received a copy of the Bridge Loan duly executed by all parties thereto;

(b) the following documentation relating to the Interim Financing has been executed before a Notary:

(I) the documentation relating to the Interim Financing;

(II) the Working Capital Framework Agreement; and

(III) the Framework Loan Agreement; and

(c) the Global Agent has received one or more bank statements or proof of payment showing that the following amount has been received into an account held by Wallbox Chargers and opened with an Original Signatory Creditor:

(I) an amount of EUR 5,650,000, drawn from the total amount of the Bridge Loan;

(II) an aggregate amount of EUR 2,921,428.57, drawn down from the total amount of the new revolving credit facilities (RCF) granted as part of the Interim Financing by Banco Santander, EBN and Morabanc, up to limits of, respectively, [intentionally omitted]; and

(d) provided that copies of the contractual documentation evidencing that the following working capital facilities have been fully established and are available to Wallbox Chargers have been formalised and delivered to the Global Agent, with their drawdown being conditional solely upon the submission of supplier invoices, in accordance with the terms of their respective contracts:

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(I) BBVA: supplier financing facility with a limit of EUR [intentionally omitted]; and

(II) CaixaBank: supplier financing facility with a limit of EUR [intentionally omitted].

(ii) “Funding Deadline” shall be:

(i) 23:59 (CET) on 10 April 2026; or

(ii) such other later time and date (prior to the Funding Deadline applicable at that time) as Wallbox Chargers and the Global Agent (acting on the instructions of the Majority of Signatory Creditors) confirm to the Notary by sending an email.

3.1.4 As soon as the Funding Condition is satisfied, the Global Agent shall send a confirmation email to the Notary, with a copy to Wallbox Chargers, from/to the addresses set out in Clause 3.3.6 .

3.1.5 Fulfilment of the Funding Condition shall be evidenced by the Global Agent sending the email provided for in Clause3.1.4 above.

3.1.6 The Parties hereby instruct the Notary Public to, once the Funding Condition has been fulfilled, record this in this Restructuring Plan by means of a notarial entry (with express reference to the date and time at which it took place).

3.1.7 In the event that the Funding Condition has not been fulfilled by the Funding Deadline:

(i) this Restructuring Plan shall have no effect whatsoever, without prejudice to the provisions of Clause3.1.1 ;

(ii) Wallbox Chargers irrevocably undertakes to proceed, as soon as possible and, in any event, within the Business Day following the Funding Deadline, to refund in full the amounts actually received in relation to the Bridge Loan and the Interim Financing to the respective accounts from which the transfers originated, without withholding or deducting any costs, commissions, taxes or expenses that have not been expressly agreed in writing with the sending parties; and

(iii) the Parties instruct the Notary that, once the Funding Deadline has been reached without proof of compliance with the Funding Condition having been provided in accordance with Clause3.1.4 , he shall record this in a notarial entry in this Restructuring Plan (with express reference to the date and time at which the Funding Deadline was reached).

3.2 Conditions Prior to or Concurrent with the Signing of the Restructuring Plan

3.2.1 As a condition precedent to or concurrent with the signing of this Restructuring Plan, the following conditions must have been met:

(i) delivery to the Global Agent of a copy, signed by all Shareholders, of their respective Binding Investment Commitments;

(ii) signing of the Intercreditor Agreement;

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(iii) signing and entry into force of the New Guarantee to be executed simultaneously with this Restructuring Plan, in accordance with Annex 5 (New Guarantee);

(iv) the delivery to the Global Agent of a copy of the shareholders’ agreements or sole shareholder resolutions of each Debtor approving the terms of, and the transactions contemplated by, the Restructuring Documents;

(v) the delivery to the Global Agent of a copy of the deeds or other corporate documents required in relation to each Spanish Debtor, setting out:

(i) the approval of the terms of the transactions contemplated in the Restructuring Documents;

(ii) the granting of powers of attorney for the execution of the Restructuring Documents; and

(iii) the authorisation of certain persons to sign and deliver, on its behalf, any communications and notices required to be delivered in connection with the Restructuring Documents to which it is a party;

(iv) proof, to the satisfaction of the Global Agent, that sufficient funds have been made available to the Notary to cover the Stamp Duty arising from the execution of the chattel mortgages referred to in items 17 and 18 of the5 ( New Guarantees ) and that the updated valuations of the assets to be mortgaged have been delivered to the Global Agent;

(v) the issuance, by Linklaters, S.L.P., in its capacity as Spanish legal adviser to the Debtors, of a Spanish legal opinion on the capacity of Wallbox Chargers and AR Electronics to execute the Restructuring Documents to which they are party as at this date;

(vi) the issuance by Clifford Chance, S.L.P., in its capacity as Spanish legal adviser to the Original Signatory Creditors, of a Spanish legal opinion on the validity and enforceability of the documentation relating to the Interim Financing and the New Guarantees executed on this date; and

(vii) the signing of the Working Capital Framework Agreement and the Loan Framework Agreement (for which purpose the conditions precedent or conditions simultaneous to signing set out in those documents must have been fulfilled or, failing that, waived, some of which have been described in previous sections due to their importance).

3.3 Conditions Precedent (Restructuring of the Affected Debt)

3.3.1 The Parties agree to make the effectiveness of the Restructuring of the Affected Debt subject to the condition precedent relating to:

(i) Class 1 and Class 2 and, consequently, the effectiveness of:

(a) the terms and conditions set out in Clauses6.2 (Restructuring of Class 1 Affected Debt (secured liability)) and6.3 (Restructuring of Class 2 Affected Debt (ordinary financial liability)) of this Restructuring Plan; and

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(b) those terms and conditions of the Working Capital Framework Agreement and the Loan Framework Agreement expressly provided for in Clause 1.9 (Condition Precedent) of both documents which are conditional upon the occurrence of the Effective Date; and

(ii) Class 3, Class 4 and Class 5 and, consequently, the effectiveness of the terms and conditions set out in Clauses6.4 (Restructuring of Class 3 Affected Debt (ordinary non-financial liabilities)),6.5 (Restructuring of Class 4 Affected Debt (subordinated financial liabilities)) and6.6 (Restructuring of Class 5 Affected Debt (intra-group subordinated liabilities)) of this Restructuring Plan, compliance with (or waiver pursuant to this Clause), prior to the Deadline, of each and every one of the following conditions precedent (to the satisfaction of the Majority of Signatory Creditors) (the “Conditions Precedent”):

(a) the issuance by the Court of the Order of Approval confirming the effects requested in the Application for Approval;

(b) evidence that all the milestones set out in Annex 6 ( ) have been completed (to the satisfaction of the Majority of Signatory Creditors), with a deadline of on or before the Effective Date, in accordance with the provisions of that Annex;

(c) proof that the fees, costs and expenses currently owed by the Debtors have been paid or will be paid in accordance with the terms of the New Debt Instruments;

(d) evidence of payment or deposit into an escrow account opened with Banco Santander, S.A. of the costs, fees and other amounts accrued as at the Effective Date (and calculated as at that date), necessary to maintain in force the CESCE policies and ICO guarantees that insure and guarantee certain Affected Debt Instruments; and

(e) the execution of the Deed of Closure (the “Deed of Closure Condition”).

The foregoing condition (d) is without prejudice to the Debtors’ obligation to pay, as soon as they are definitively and documentarily calculated by the relevant entities, any additional amounts accruing in relation to said CESCE policies and ICO guarantees, including, where applicable, final premiums which may be calculated after the Effective Date.

3.3.2 The “Deadline” shall be:

(ii) 23:59 (CET) on 30 June 2026; or

(iii) such other later time and date as (prior to the Cut-off Time applicable at that time) Wallbox Chargers and the Global Agent (acting on the instructions of the Majority of Signatory Creditors) confirm to the Notary by sending an email.

3.3.3 As soon as the Order of Confirmation is available, the Debtors shall send a copy thereof to the Global Agent by email, who shall, in turn, make it available to the other Parties.

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3.3.4 The Majority of Signatory Creditors may waive compliance with any Condition Precedent by notifying the Global Agent by email, who shall communicate the waiver to all Parties.

3.3.5 Once all Conditions Precedent have been fulfilled in due time and form (or otherwise waived) (with the sole exception of the Closing Deed Condition):

(i) the Majority of Signatory Creditors shall notify the Global Agent of this fact by email; and

(ii) the Global Agent (only if it has received the foregoing confirmation) shall send the Notice of Completion to the Notary and the other Parties and to the Shareholders by email, stating:

(a) that all Conditions Precedent have been fulfilled in due time and form or that compliance therewith has been validly waived; and

(b) the date and place for the execution of the Deed of Completion (by default, the Notary’s office).

3.3.6 The emails referred to in this Clause must be sent by / to (as applicable) the following email addresses:

(i) Global Agent:[***] ;

(ii) Notary: [***] ;

(iii) Shareholders: the address indicated on each shareholder’s signature page in the Binding Investment Commitment;

(iv) Signatory Creditors: the person named on each creditor’s signature sheet or, where applicable, in the Letter of Election formalising their acceptance in accordance with Clause10 ( Vote on the proposed Restructuring Plan and acceptance by Affected Creditors );

(v) Debtors: as indicated on the Debtors’ signature sheet;

(vi) with a copy (for information purposes only) to: [***] ;

or, alternatively, to any other email address that the party in question provides to the Global Agent and the Notary at least 3 Business Days in advance.

3.3.7 In the event that, upon the expiry of the Deadline, compliance with, or where applicable, the waiver of all the Conditions Precedent has not been certified to the Notary in accordance with the provisions of this Clause3.3 (Conditions Precedent (Restructuring of the Affected Debt)), the Parties instruct the Notary to record this in a notarial entry in this Restructuring Plan, with express reference to the date and time at which the Deadline was reached.

3.4 Effective Date

3.4.1 The Closing Deed shall be executed within a maximum of five (5) Business Days from the publication of the Order of Approval.

3.4.2 The execution of the Deed of Closure shall imply:

(i) confirmation of compliance (or waiver) with all Conditions Precedent;

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(ii) the entry into force of all the terms and conditions of the Restructuring Documents (in accordance with the provisions thereof, and without prejudice to any other condition relating to the release of funds or of any other nature that may be set out therein); and

(iii) the full effectiveness of the Restructuring with retroactive effect from the Signing Date.

3.4.3 Without prejudice to the automatic and retroactive effectiveness of the Restructuring of the Affected Debt in accordance with the provisions of this Clause3 (Conditions Precedent):

(i) The parties to any Affected Debt may require one another to execute such documents as either party may deem necessary or appropriate for the purpose of documenting the terms of the Restructuring of their Affected Debt (including, without limitation, those agreed in the Master Loan Agreement and the Master Working Capital Agreement).

(ii) The Parties undertake to execute such documents as soon as possible after receiving the relevant request (which may be made prior to or after the Effective Date), but in no event prior to the Effective Date.

3.4.4 The Parties hereby instruct the Notary that, once the Deed of Completion has been executed, he shall record by means of a notarial entry in this Restructuring Plan and the other Restructuring Documents (i) the fulfilment of the Conditions Precedent and (ii) the occurrence of the Effective Date (with express reference to the date on which it took place).

3.4.5 All Parties undertake to execute the Closing Deed in accordance with the instructions in the Closing Notice.

Notwithstanding the foregoing, and in the interests of the successful completion of the Restructuring, the failure of any party to appear shall not prevent the execution of the Closing Deed or the effects of such execution from taking place in accordance with the provisions of this Restructuring Plan (all without prejudice to any liability that such non-appearing party may incur vis-à-vis the others).

3.5 Actions prior to, concurrent with or subsequent to the Effective Date

3.5.1 Each of the Parties shall carry out each and every one of the actions prior to, subsequent to or simultaneous with the Effective Date that fall within their remit, in the order, within the timeframe and in the manner set out in Annex 6 (Actions prior to, simultaneous with or subsequent to the Effective Date).

3.5.2 The obligations of each Party under this Clause3.5 (Actions prior to, concurrent with or subsequent to the Effective Date) are of a continuing nature and, in particular, shall remain binding on each Party after the Effective Date.

4 Description of the financial position of the Debtor

The Debtors expressly acknowledge the provisions set out in this Clause for the appropriate purposes and for the benefit of the Signatory Creditors.

4.1 Origin and business model of the Group

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The Group was founded as a start-up in 2015, in a virtually newly created market—that of chargers for electric vehicles—in which it needed to achieve sufficient scale to be able to develop its business with operational profitability. To this end, the Group implemented a strong growth plan, with the support of both its shareholders and private and public financiers, with the aim of being prepared to supply the nascent ecosystem necessary for the large-scale roll-out of electric vehicles.

The market for electric vehicle chargers is an evolving market, highly exposed to external factors beyond the Group’s control, including, in particular: (i) consumer perceptions regarding the characteristics of electric vehicles and charging stations (quality, safety, performance, cost); (ii) competition from traditional combustion-engine vehicles and hydrocarbons; (iii) the availability of components for the manufacture of electric vehicles and charging stations; and (iv) political, regulatory and social factors, amongst others.

As a result of the uncertainty and unpredictability that characterise this market, growth projections for demand for electric vehicles have proved to be significantly higher than actual demand, and the market’s actual development has been considerably slower than anticipated in the various business plans approved by the Group’s governing bodies.

4.2 Financing structure and shareholder support

To implement its growth plan and meet the Group’s cash requirements, the Group relied primarily on contributions from its shareholders in Wallbox NV, which were subsequently channelled to Wallbox Chargers in the form of an intra-group loan or shareholder contributions (account 118), as applicable.

Over the years, capital contributions have been made in amounts which, as at 31 December 2024, totalled €586 million (share capital together with share premiums).

Focusing on the last two years, Wallbox NV has carried out the following capital increases:

4.2.1 On 15 June 2023, 18,832,432 Class A Shares were issued, with Wallbox NV receiving total cash contributions of $48.6 million (€44.9 million) at a price of $2.58 per share.

4.2.2 On 13 December 2023, 10,360,657 Class A Shares were issued, raising a total of $31.6 million (€29.3 million) for Wallbox NV at a price of $3.05 per share.

4.2.3 On 5 August 2024, 36,334,277 Class A Shares were issued, with Wallbox NV receiving total cash contributions of $45 million (€41.5 million) at a price of $1.24 per share.

4.2.4 On 21 February 2025, 26,707,142 Class A Shares were issued, with Wallbox NV receiving total cash contributions of $9.9 million (€9.4 million) at a price of $0.37 per share.

4.2.5 On 2 June 2025, 22,458,944 Class A Shares were issued, with Wallbox NV receiving total cash contributions of $5.6 million (€5 million) at a price of $0.25 per share.

4.2.6 On 17 June 2025, 37,759,630 Class A Shares were issued and acquired by the Public Business Entity Sociedad Española para la Transformación Tecnológica, with Wallbox NV receiving total cash contributions of €8.4 million at a price of €0.22 per share.

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As can be seen, the share price has fallen significantly in recent capital increases, in parallel with the decline in the company’s market value, in line with the substantial losses the Group has incurred in recent years:

	2022	2023	2024
Sales revenue	144,185	143,769	163,943
Operating profit	(138,835)	(106,941)	(133,817)
Financial result	71,439	(5,833)	(24,698)
Profit for the year	(62,800)	(112,071)	(151,792)

*Figures in thousands of € taken from the consolidated annual accounts of Wallbox NV.

The reduction in the market value of the2 share and the reference price in successive capital increases demonstrates that the financial support of Wallbox NV’s shareholders has been diminishing to the extent that no additional funds have been injected into the company since the last capital increase in June 2025 (and without prejudice to the non-binding commitment referred to in the Letter of Declaration of Interest, issued in the context of the Restructuring), pending clarity regarding some form of prior agreement with (all or part of) the Affected Creditors.

In addition, the Group has supplemented contributions from its shareholders with various sources of third-party financing, including bilateral and syndicated loans from credit institutions, working capital facilities and financing from public bodies. The cumulative volume of debt owed to these third-party lenders, combined with the deterioration in operating results and the reduced availability of funding from the shareholders described above, has strained the Group’s ability to meet not only its commercial obligations to suppliers but also its financial debt servicing obligations.

4.3 Operating deterioration and liquidity strain in the operating companies

The deterioration in the Group’s results and the reduced availability of funding from shareholders have had a direct impact on Wallbox Chargers, which received funds from Wallbox NV for its day-to-day financing.

Furthermore, as the Group’s operating company, the negative business performance has reduced its ability to generate sufficient cash to meet payments to its suppliers and lenders on time, which has also affected its ability to provide funding to its subsidiaries. All of this has led Wallbox Chargers into its current state of insolvency, as it is unable to meet its due obligations on a regular basis.

The Group has experienced significant financial leverage based on the assumption that the electric vehicle market would evolve more rapidly. However, growth in this market has been slower than anticipated, and insufficient cash flow has been generated to meet the Group’s current obligations.

This situation has led, amongst other consequences, to the imminent insolvency of AR Electronics and Wallbox USA, as both companies rely heavily on the cash flows generated by Wallbox Chargers to finance their operations and meet their own obligations.

2 The reference price of Wallbox N.V. shares for the financial years 2023, 2024 and 2025 has been, respectively, USD 35,000, USD 10,014 and USD 2,620 per share.

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The insolvency of Wallbox Chargers and its limited ability to continue providing financial support to its subsidiaries has a knock-on effect on AR Electronics and Wallbox USA which, in the absence of such intra-group support and in view of the maturity schedule of their obligations, find themselves in a situation of imminent insolvency, as they do not have sufficient recurring resources to meet their payment commitments on time or, in particular, the obligations arising from the personal guarantees granted in relation to Wallbox Chargers’ Affected Debt, the enforcement of which would likewise accelerate their entry into a state of insolvency.

4.4 Negotiations with creditors and notification of the commencement of negotiations

In view of this situation, the Wallbox Group has in recent months initiated a negotiation process with its main financial institutions with the aim of agreeing to the temporary suspension of compliance with certain financial obligations and establishing a framework for the negotiation of a comprehensive restructuring of the Group’s debt.

In this context, on 9 October 2025, the Standstill Agreement was signed with the Financial Creditors holding the majority of the Group’s financial debt (Santander, BBVA and CaixaBank), with the aim of providing temporary stability to the debt structure whilst progress was made in negotiating a sustainable restructuring solution.

Subsequently, EBN, ICO, ICF, Mora Banc and COFIDES acceded to the Standstill Agreement by means of a letter of accession dated 7 November 2025, thereby becoming participating lenders under the Standstill Agreement.

Furthermore, the Debtors subsequently sent letters to the participating lenders requesting an amendment to the Standstill Agreement, whereby it was agreed to extend the standstill period until 23:59 (CET) on 31 March 2026, with the remaining terms remaining in force.

In parallel, within the framework of the communication submitted by the Debtors referred to in the Parties Declaration (F), the Group has been negotiating restructuring measures with the remaining Financial Creditors and with certain Non-Financial Creditors.

4.5 Causes of the insolvency and the need for the Restructuring Plan

In accordance with the requirements of Article 633.3 of the TRLC and in relation to the situation of each Debtor referred to in Clause7.1 ( Budget objective ), the main causes that have led to their situation of imminent insolvency or current insolvency, respectively, can be summarised as follows:

4.5.1 An investment- and leverage-intensive business model, designed on the basis of expectations of growth in the electric vehicle market that have not materialised within the anticipated timeframe or to the anticipated extent, which has led to a structural mismatch between the volume of debt assumed and the Group’s actual cash generation capacity.

4.5.2 Adverse developments in the macroeconomic and market environment, characterised by:

(i) a slower rate of electric vehicle penetration than initially forecast;

(ii) regulatory uncertainty and changes to certain public incentive schemes; and

(iii) increasing competitive pressure and shrinking margins, which have had a negative impact on the Group’s revenue and profitability.

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4.5.3 A significant reliance on funding provided by shareholders and the capital markets, which has been sufficient to sustain the initial phase of expansion but which, in the current context of recurring negative results and a decline in the share price, has been substantially limited, restricting the Group’s ability to continue refinancing maturities and strengthening its capital structure through equity.

4.5.4 The accumulation of losses in recent financial years, which has eroded the equity of certain Group companies and placed some of them in a situation of significant capital imbalance for the purposes of the applicable regulations, reinforcing the need for early action through a comprehensive restructuring plan.

In the absence of restructuring measures, the combination of these factors would, in the very near future, lead to the initiation of insolvency proceedings against several Group companies, with the consequent risk of value destruction for creditors, shareholders, employees and other stakeholders.

This Restructuring Plan is therefore the appropriate and necessary instrument to rectify this situation, by adapting the repayment schedule and terms of the Affected Debt to the Debtors’ actual cash-generating capacity, as detailed in the Viability Plans, and thereby enabling the continuity of the Group’s business activities in the short and medium term.

Without the implementation of the Restructuring Plan on the terms described, the liquidity strain and the inability to meet due obligations on time would progressively spread to the rest of the Group’s operating companies, leading several of them into insolvency; consequently, the scale of the need for the Restructuring Plan must be assessed in relation to the Group as a whole.

5 Affected claims and classes of claims

5.1 Affected Debt

5.1.1 In accordance with Article 633.5 of the TRLC, (Details of the Affected Debt) identifies (in relation to each Debtor, and with reference to the date of this Restructuring Plan) :

(i) the Affected Creditors;

(ii) the claims held by each Affected Creditor that will be affected by the Restructuring Plan (the “Affected Debt”);

(iii) a breakdown of the Affected Debt by item:

(a) principal;

(b) ordinary interest accrued and unpaid; and

(c) default interest, fees and other ancillary items; and

(iv) the Class to which each of the claims comprising the Affected Debt belongs (as set out in Clause5.2 (Formation of classes of claims) below).

5.1.2 For the sake of clarity, any claims arising from recovery, subrogation or recourse (including, without limitation, claims arising from recovery, subrogation or recourse between Debtors or other guarantors as a result of the payment of the Affected Debt) shall be subject to this Restructuring Plan on the same terms as the principal claim from which they arise, in accordance with Article 616.3 TRLC and the applicable

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rules on the classification of claims (without prejudice to any subordination applicable to them under Article 310.2.4 TRLC).

5.2 Formation of classes of claims

5.2.1 In accordance with the provisions of Article 622 TRLC, Affected Creditors shall have the right to vote on the Restructuring Plan grouped by classes of claims.

5.2.2 The formation of classes has been designed in accordance with the provisions of Article 623 et seq. TRLC, taking into account primarily:

(i) the ranking of the claims determined by the order of payment in the insolvency proceedings; and

(ii) the existence of a common objective economic interest within each class, including, where applicable, the financial or non-financial nature of the claim and the treatment that the claims receive in this Restructuring Plan.

5.2.3 The Parties classify the Affected Debt, in respect of each of the Debtors (as applicable in each case), into the following classes of claims:

(i) “Class 1”: Liabilities with special priority:

Claims (and only up to the amounts) that are considered to have special priority for the purposes of Articles 270 et seq. of the TRLC, all in accordance with Article 624 of the TRLC.

For the purposes of clarification only, it is noted that, in accordance with Articles 272 et seq. of the TRLC, the amount of such claims exceeding the fair value of the asset or right encumbered by the corresponding Security Interest shall not be considered a “Secured Liability” and, consequently, shall not form part of Class 1 (as set out in Annex 4 (Breakdown of the Affected Debt)).

(ii) “Class 2”: Ordinary financial liabilities

Financial claims of an ordinary nature under the terms of Article 269.3 of the TRLC.

(iii) “Class 3”: Ordinary non-financial liabilities

Claims of a non-financial nature (including those arising from commercial relationships or the provision of services) that have ordinary ranking under the terms of Article 269.3 TRLC.

By way of example and without limitation, Class 3 includes claims arising from: (a) contracts for the supply of raw materials, products or services; (b) leases of immovable or movable property used in ordinary business operations; (c) maintenance, repair, logistics, transport and similar contracts; (d) contracts with agents, commission agents, commercial representatives and other intermediaries; and (e) any other commercial or service provision relationship giving rise to an ordinary insolvency claim against the Debtors and which should not be classified as subordinated or privileged.

For the purposes of calculating votes and determining the Affected Debt included in Class 3, contingent, disputed or conditional claims that must be

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included in this Class shall be calculated, in accordance with Article 617.4 of the TRLC, at their maximum amount (100%).

(iv) “Class 4”: Subordinated financial liabilities

Claims of a financial nature that are subordinated under the terms of Article 281.3 of the TRLC.

For the purposes of clarification, Class 4 includes, amongst others, the following subordinated financial claims: (a) ordinary interest due and unpaid; (b) default interest, fees and other ancillary items accrued in relation to the financial liabilities comprising Class 1 (for the amount not covered by the security interest) and Class 2; and (c) any other subordinated financial claims which, pursuant to Article 281 of the TRLC, must be classified as subordinated in any insolvency proceedings involving the Debtors, provided that they are included in the Affected Debt.

(v) “Class 5”: Intra-group subordinated liabilities

Financial claims that are subordinated in accordance with Article 281(5) of the TRLC.

For the sake of clarity, Class 5 comprises claims arising from intra-group financing granted by Group companies to the Debtors, including ancillary items (interest, fees and other items arising from such financing) which, pursuant to Article 281.5 of the TRLC, must be classified as subordinated in any insolvency proceedings involving the Debtors, provided that they are included in the Affected Debt.

5.2.4 As stated in Clause5.1.1 above, the Annex 4 (Breakdown of the Affected Debt) identifies the claims arising from the Affected Debt that comprise Class 1, Class 2, Class 3, Class 4 and Class 5 in respect of each Debtor.

5.2.5 Although the receivables included in Class 2 and Class 3 are of equal rank as determined by the order of payment in insolvency proceedings, they are classified into distinct classes because they correspond to different economic natures and functions:

(i) Class 2 comprises ordinary financial liabilities (bank or institutional investor financing, typically medium- to long-term, with remuneration via interest and fees and subject to covenants and financial reporting obligations), linked to the Group’s capital structure and financial indebtedness; and

(ii) Class 3 comprises ordinary non-financial liabilities arising from day-to-day commercial relationships (suppliers and other trade creditors), linked to the operating cycle and the supply chain, generally with shorter maturities, smaller amounts and a strong dependence on the continuity of the commercial relationship, such that the distinction between Class 2 and Class 3, even though both involve claims with ordinary ranking, reflects the existence of these distinct economic interests and the need for each group to vote on the Restructuring Plan within a class that adequately reflects its economic function, its debt instrument, its risk profile and the treatment accorded to it in the Restructuring Plan, in accordance with Article 623.3 of the TRLC and the doctrine on the correct formation of classes.

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5.2.6 The separation into two distinct Classes and the treatment envisaged for Class 4 and Class 5 in the Restructuring Plan respects the order of payment established by insolvency legislation and is consistent with intragroup debt bearing a greater economic sacrifice than the external subordinated debt included in Class 4, thereby promoting the long-term viability of the Debtors, in line with the principles of proper class formation and the distribution of economic upside and downside between Group members and external creditors, in accordance with Article 623.3 of the TRLC and the doctrine on class formation and the treatment of intra-group debt.

5.3 Unaffected Debt

5.3.1 The Parties expressly agree to exclude from the scope of the Restructuring Plan the remaining liabilities of the Debtors other than the Affected Debt, comprising the claims described by class below (the “Unaffected Debt”).

5.3.2 Furthermore, in accordance with the economic logic of the Restructuring itself, the Interim Financing referred to in Clause6.1.1 is structured as interim financing not affected by the Restructuring Plan (which has also not been taken into account for the purposes of calculating majorities in Clause5 (Affected claims and classes of claims)), this non-affection being an essential element of the Restructuring negotiation framework and a necessary condition for obtaining the liquidity essential for the continuity of the Group’s business from the signing of the Restructuring Plan until the Effective Date.

5.3.3 The Unaffected Debt comprises the following types of claims:

(i) Public law claims

Taking into account the limitations of Article 616 bis TRLC on the content of restructuring plans with regard to public law claims, the maximum payment terms imposed by the applicable regulations (which are incompatible with the Restructuring and the Viability Plans) and the fact that the claims referred to in this section have long-term contractual maturities, the Parties have agreed to exclude all public law claims from the scope of the Restructuring Plan.

The Debtors expressly declare that the only public-law claims against them arise from loans granted by the Centre for Technological Development and Innovation (CDTI) and the Ministry for Ecological Transition and the Demographic Challenge (MITECO)3 :

Wallbox Chargers, S.L.U.: Claims by public bodies totalling approximately €3,259,000:

[Intentionally omitted]

AR Electronics Solutions, S.L.U.: Loans from public bodies totalling approximately €542,201:

[Intentionally omitted]

(ii) Strategic suppliers necessary for business continuity

3 The figures included in this table are presented for illustrative purposes only and reflect the outstanding amounts of the claims against public bodies as at 6 March 2026, without updating or projecting their evolution after that date.

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Without prejudice to the provisions of section5.2 regarding the formation of classes, the Creditors consider that certain suppliers of critical components, essential services and key infrastructure for business continuity are “strategic suppliers” and, consequently, their claims have been excluded from the Affected Debt and from the scope of the Restructuring Plan. These suppliers are listed in Annex 7 ( Unaffected Debt ).

The classification as a strategic supplier is the result of an individualised and rigorous analysis of each commercial relationship and is based, in summary, on the circumstances detailed below:

(a) Suppliers of components essential for manufacturing

The Debtors rely on specialist suppliers of electronic, magnetic, mechanical and power components, as well as other elements essential for the manufacture of their main products, which cannot be replaced in the short or medium term without causing significant disruptions to production and the fulfilment of orders necessary for the implementation of the Viability Plans.

In particular, these are supplies that: (i) are subject to specific qualification and technical approval processes, (ii) have technical characteristics that are non-fungible or difficult to replace without lengthy recertification processes, and/or (iii) are subject to exclusive or quasi-exclusive supply agreements, such that their interruption would create a material risk of disruption to the supply chain and seriously jeopardise the Group’s operational viability and compliance with the Viability Plans.

(b) Service providers essential to the Debtors’ ordinary operations

The Debtors maintain relationships with service providers whose continuity is critical to the ordinary conduct of their business, including, amongst others, suppliers of:

(I) IT, software, technology infrastructure and digital connectivity services for shippers, necessary for the operation of the Group’s platforms and systems;

(II) customer service, technical support and after-sales management services, which are essential for the fulfilment of contractual obligations and the maintenance of the Group’s commercial reputation;

(III) logistics, transport and warehouse management services, essential for the procurement of components and the distribution of finished products, in Spain and abroad;

(IV) certification, technical testing, type-approval and regulatory compliance services, necessary to maintain the technical s and certifications required for the marketing of products in various markets;

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(V) telecommunications and connectivity services, which support the Group’s internal and external communications and the IoT connectivity of installed equipment;

(VI) personnel and human resources management services, including outsourced payroll, benefits and talent services;

(VII) insurance services covering the ordinary risks of the business; and

(VIII) legal, tax and financial advisory services necessary for day-to-day management and the implementation of the Restructuring.

The interruption of these services, or the deterioration of the commercial relationship due to the failure to settle their claims on ordinary terms, could lead to breaches of contract, third-party claims and operational disruptions incompatible with the proper execution of the Viability Plans.

(c) Lessees of premises and infrastructure linked to the business

Also excluded are the claims of lessors of property and other infrastructure necessary for the operation of its workplaces and core operations. This includes, by way of example, production and assembly centres, logistics warehouses, and office and technical support facilities, both in Spain and in other jurisdictions. The termination or non-renewal of these lease agreements, due to non-payment of accrued rent, would generate an immediate operational impact incompatible with the continuity of the activity envisaged in the Viability Plans.

(d) Analysis criteria applied in determining the scope of exclusion

The decision to exclude these suppliers from the scope of the Affected Debt is the result of an individualised analysis of the Group’s commercial relationships, in which the following factors, in particular, have been assessed:

(I) the technically specific or unique nature of the supply or service and the lack of equivalent alternatives in the short or medium term;

(II) the potential impact on operational continuity and compliance with the relevant Viability Plan of any interruption to the supply or service;

(III) the supplier’s importance within the Group’s value chain, in both qualitative and quantitative terms;

(IV) the risk of contract termination, suspension of supplies or the exercise of rights of retention that could arise from its inclusion within the scope of the Restructuring Plan; and

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(V) the realistic possibility of replacing the supplier within the timeframe of the relevant Viability Plan, taking into account deadlines, capacity constraints and associated costs.

(iii) Other excluded creditors with specific justification

The Parties have agreed to exclude certain additional claims from the Affected Debt, primarily on grounds of proportionality and efficiency, taking into account the aggregate volume of the debt subject to restructuring. In particular, the following are excluded: (i) in the case of Wallbox Chargers, trade or operating claims whose amount, whether recognised or contingent, does not exceed €20,000; and (ii) in the case of AR Electronics, trade or operating claims whose amount, whether recognised or contingent, does not exceed €10,000.

These claims represent a very limited fraction of the total volume of Affected Debt, such that the cost of their inclusion in the Restructuring Plan (in terms of administration, reporting, notifications and enforcement) would be disproportionate to the impact that their eventual restructuring would have on the overall outcome of the Restructuring Plan.

This exclusion does not alter the balance of the Restructuring Plan nor does it prejudice Affected Creditors of other Classes, and is intended to preserve the efficiency of implementation and the operational viability of the Debtors.

5.4 Majorities obtained

5.4.1 With regard to Wallbox Chargers and AR Electronics, this Restructuring Plan is based on the Restructuring Expert’s Report on these entities as going concerns, which employs standard business valuation methods to determine their value and thus verify whether any of the accepting Classes are wholly or partially ‘in the money’ (“in the money”) for the purposes of approving the Restructuring Plan in accordance with Article 639.2 of the TRLC.

5.4.2 As will be demonstrated in the Restructuring Expert’s Report, Class 2 of Wallbox Chargers and AR Electronics is in the money for the purposes of Article 639(2) TRLC, and the majority required for the approval of the Restructuring Plan has been achieved in that Class for each of the Debtors.

5.4.3 With regard to Wallbox USA, the Restructuring Plan has been approved by all Classes of claims relating to this Debtor, fulfilling the requirements set out in Article 638 of the TRLC; therefore, as far as this Debtor is concerned, this Restructuring Plan is of a consensual nature.

5.4.4 The approval of the Restructuring Plan has been put to a separate vote by the Affected Creditors of each of the Debtors, grouped by class of claim in accordance with paragraph5.2 above. The result of these votes, which will be detailed in the majority certificates issued by the Restructuring Expert and attached as Annex 9 (Certification by the Restructuring Expert on the Majorities Obtained) and whose anticipated effects are summarised below for each Debtor:

(i) Debtor: Wallbox Chargers

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Class	Approval pursuant to Article 629 TRLC
Class 1 – Senior debt	No
Class 2 – Ordinary financial liability	Yes
Class 3 – Ordinary non-financial liabilities (suppliers)	No
Class 4 – Subordinated financial liability	Yes
Class 5 – Intra-group subordinated liabilities	Yes

(ii) Debtor: AR Electronics.

Class	Approval pursuant to Article 629 of the TRLC
Class 1 – Senior debt	N/A
Class 2 – Ordinary financial liabilities	Yes
Class 3 – Ordinary non-financial liabilities (suppliers)	No
Class 4 – Subordinated financial liability	Yes
Lesson 5 – Intra-group subordinated debt	Yes

(iii) Debtor: Wallbox USA

Class	Approval pursuant to Section 629 TRLC
Class 1 – Senior debt	Yes
Class 2 – Ordinary financial liability	Yes
Class 3 – Ordinary non-financial liabilities (suppliers)	N/A
Class 4 – Subordinated financial liability	Yes
Class 5 – Intra-group subordinated liabilities	Yes

5.4.5 With regard to the Original Signatory Creditors, the Parties hereby confirm that they cast their vote in relation to their ICO-Affected Debt separately, such that they cast two (2) votes:

(i) one against the ICO Affected Debt, and

(ii) another for their remaining Affected Debt, in favour,

approving the Restructuring Plan solely in respect of the corresponding percentage of their Affected Debt that is not ICO Affected Debt.

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5.4.6 For the purposes of Article 667 TRLC and the provisions of Clause11 (Insolvency Protection), the Restructuring Expert’s certification regarding the sufficiency of the majorities, attached as Annex 9 (Certification by the Restructuring Expert on the Majorities Obtained) of this Restructuring Plan, also reflects that the Affected Debt represents more than 51% of the total liabilities of each of the Debtors.

5.5 Possible material errors

Should any material errors, calculation errors or clerical errors be detected in the determination of the amount of a claim included in the Affected Debt, or in the identification of the Affected Creditor or the Class to which it belongs, such errors may be corrected by means of a certification issued by the Restructuring Expert, which shall be attached to the (Breakdown of the Affected Debt) and shall be notified to the Affected Creditor and the other Parties.

Such correction shall not be deemed an amendment to the Restructuring Plan for the purposes of Article 655 TRLC, provided that it does not alter the majorities already obtained for the approval of the Restructuring Plan and does not substantially modify the economic treatment of the relevant class of claims.

6 Restructuring measures

6.1 Provision of new liquidity

The purpose of the Restructuring is, amongst other things, to provide new liquidity to the Group through a set of measures to be implemented, in stages, on or around the Signing Date and on the Effective Date (and, potentially, thereafter), as follows:

6.1.1 Liquidity measures payable on, or around, the Signing Date

(i) “Interim Financing”: the provision on this date of interim financing by Affected Creditors intended to ensure the full or partial continuity of the Debtors’ business operations.

(a) Interim Financing is provided through various bilateral debt instruments:

(I) of various types (including, but not limited to, loan agreements, credit facility agreements or factoring agreements);

(II) subject to the Framework Loan Agreement or the Framework Working Capital Agreement (depending on their nature);

(III) for a maximum aggregate amount of six million two hundred and fifty thousand euros (€6,250,000) and

(IV) secured by the New Guarantees, from the moment of their execution, irrespective of the fulfilment of the Conditions Precedent required for the effectiveness of the Restructuring of the Affected Debt.

(b) The Interim Financing is understood to be an advance on the New Money, without prejudice to the fact that the granting thereof depends on conditions beyond the control of the parties to the Interim Financing.

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(c) Consequently, should the remaining amount of the New Money be granted:

(i) the outstanding amount of the Interim Financing at any given time shall count towards the aggregate maximum limit of €12,500,000 provided for in the definition of New Money, and

(ii) the Interim Financing must be incorporated as the first tranche within the New Money itself or be refinanced and/or fully repaid upon the final disbursement of the New Money, all in accordance with the terms set out in the New Debt Instruments.

(d) It is expressly stated that the Interim Financing shall be considered “interim financing” in accordance with Article 665 of the TRLC and shall benefit from the New Guarantees.

(ii) “Bridge Loan”: the granting on this date by the Original Shareholders to Wallbox NV of a loan:

(a) expressly and irrevocably subordinated to the New Debt Instruments and the Affected Debt (except for Class 5 Affected Debt);

(b) for a maximum aggregate nominal amount of six million six hundred and forty-seven thousand fifty-eight euros and eighty-two cents (€6,647,058.82);

(c) intended as bridge financing until its capitalisation against the capital increase planned following the Effective Date in the context of the Restructuring Plan (see section 6.1.2(ii) below);

(d) accruing remuneration equivalent to:

(I) an issue discount (“OID”) of fifteen per cent (15%) on its maximum aggregate nominal value, such that the amount actually paid in cash by the Original Shareholders will amount to five million six hundred and fifty thousand euros (€5,650,000), and

(II) PIK interest at a rate of ten per cent (10%) per annum, capitalised in accordance with the terms set out in the relevant financing agreement; and

(e) payable in full simultaneously with the disbursement of the Interim Financing; and

(f) redeemable in advance upon the execution of the planned capital increase following the Effective Date in the context of the Restructuring Plan by offsetting against the Original Shareholders’ subscription obligations for newly issued Class A shares of Wallbox NV.

6.1.2 Liquidity measures payable on, or after, the Effective Date

(i) “New Money”: the potential provision of one or more debt instruments, which may be subject to the Master Loan Agreement and/or the Working Capital

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Facility Agreement, as applicable, for an aggregate outstanding principal amount not exceeding €12,500,000 (including, for these purposes, the Interim Financing), intended to provide new financing to the Group in implementation of the Restructuring Plan itself.

It is expressly noted that, if granted, the New Money will be regarded as “new financing” in accordance with Article 666 of the TRLC and will benefit from the New Guarantees from the very moment of its grant, irrespective of whether the Conditions Precedent required for the effectiveness of the Restructuring of the Affected Debt have been met.

Should the full amount of New Money ultimately not be granted, the Working Capital Framework Agreement and the Loan Framework Agreement provide for the adjustment of their financial terms (reduction of the applicable interest rate and deferral of payments of certain repayment instalments) to allow for financial savings equivalent to the amount of New Money not granted, as set out in the Working Capital Framework Agreement and the Loan Framework Agreement.

(ii) “Contributions”: means the contribution of equity capital to Wallbox NV in an aggregate cash amount of at least ten million six hundred and fifty thousand euros (€10,650,000) by the Original Shareholders, Mr Enric Asunción Escorsa and ICF (through Instruments Financers per a Empreses Innovadores, S.L. Unipersonal (IFEM)), structured as follows:

(a) a cash contribution by the Original Shareholders in the amount of five million six hundred and fifty thousand euros (€5,650,000), to be effected through the granting of the Bridge Loan and the subsequent settlement of Wallbox NV’s repayment obligations thereunder, for an amount equivalent to the total debt arising from the Bridge Loan in respect of principal (including the OID and PIK interest capitalised up to the date of disbursement of the capital increase) and interest, together with the subscription obligations of the Original Shareholders for newly issued Class A shares of Wallbox NV, in accordance with the terms and conditions set out in the relevant binding investment commitments entered into with the Original Shareholders and in the capital increase agreements executed as part of the Restructuring; and

(b) a cash contribution by ICF in the amount of five million euros (€5,000,000), which is to be effected through the subscription and payment in cash for newly issued Class A shares of Wallbox NV, in accordance with the terms and conditions set out in the relevant binding investment commitments and in the capital increase agreements to be executed as part of the Restructuring.

For the sake of clarity, the contribution to be made by the Original Shareholders described in section (a) above shall not entail the injection of additional liquidity into Wallbox NV at the time of the capital increase, as the Original Shareholders shall not make any contributions other than their claims arising from the Bridge Loan.

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To ensure that the new liquidity contributed to Wallbox NV is effectively used for the implementation of the Viability Plans within the scope covered by this Restructuring Plan, the Debtors and Wallbox NV shall implement the necessary contractual and corporate mechanisms to channel such liquidity from Wallbox NV to Wallbox Chargers and its subsidiaries, in each case in accordance with applicable regulations, the current financing documentation and the agreements to be formalised in implementation of this Restructuring Plan. To this end, Wallbox NV has undertaken to arrange the corresponding contributions, intra-group loans or other appropriate instruments to enable the funds derived from the Bridge Loan and/or the Contributions to be transferred to the level of the scope of the Debtors affected by the Restructuring Plan, as appropriate.

6.1.3 Possibility of Affected Creditors providing new liquidity

Pursuant to this Restructuring Plan, all Affected Creditors of Class 1 and Class 2 are granted the opportunity to participate in the Interim Financing and the New Money.

Notwithstanding the foregoing, and given that the Interim Financing is subscribed on this same date and must be disbursed and made fully available to satisfy the Funding Condition, only those Affected Creditors who, as at the Signing Date, have expressed their interest in participating in such Interim Financing may provide Interim Financing, without prejudice to any Affected Creditors being able, where applicable, to participate in the New Money on the terms set out in the Restructuring Plan, by sending an email to the Global Agent (addressed to: [***] ) expressing their interest in participating in said New Money prior to the Option Exercise Closing Date, and by signing the relevant documentation.

6.2 Restructuring of Class 1 Affected Debt (senior secured debt)

6.2.1 The Restructuring of Class 1 Affected Debt will be implemented through the novation, which is both amending and non-extinguishing, of such debt instruments pursuant to (and on the terms set out in) the Master Loan Agreement and the Master Working Capital Agreement, as appropriate to the nature of the underlying debt instrument.

6.2.2 Notwithstanding the foregoing, the principal terms of the Restructuring applicable to Class 1 Affected Debt are as follows:

(i) “Class 1 Standard Terms” (default option)

(a) By default, all Class 1 Affected Debt shall be subject to the “Class 1 Standard Terms” set out in the Master Loan Agreement and the Master Working Capital Agreement.

(b) The main terms and conditions of the Standard Class 1 Terms are as follows:

(I) Maintenance of the economic terms of the existing debt instruments.

(II) Maintenance of the security interests currently securing each Class 1 Affected Debt instrument (which are hereby expressly confirmed).

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(III) Application of the waiting period and the remaining terms and conditions of the Class 2 Standard Terms applicable to the Class 2 Affected Debt, including submission to the Master Loan Agreement or the Master Working Capital Agreement, as the case may be, but excluding:

(a) Those set out in paragraphs (I) and (II) above; and

(b) the conversion into loans of interest (or the relevant financial remuneration) accrued and unpaid as at this date.

(c) The Class 1 Standard Terms shall apply to all Class 1 Affected Creditors who have not expressly exercised the option to opt for the Class 1 Alternative Terms via the procedure set out in Clause6.7 ( Exercise of alternatives ).

(ii) “Class 1 Alternative Terms”

(a) As an alternative to the Standard Class 1 Terms, all Class 1 Affected Creditors may (voluntarily) elect to apply the “Alternative Terms” set out in the Master Loan Agreement and the Master Working Capital Agreement to their Class 1 Affected Debt.

(b) The main terms and conditions of the Class 1 Alternative Terms are as follows:

(I) Maintenance of the security interests currently securing each instrument of the Class 1 Affected Debt (which are hereby expressly confirmed).

(II) Application of the Alternative Terms (Working Capital) or the Alternative Terms (Loans), as appropriate to their nature, on the same economic terms and conditions set out in Clause6.3 ( Restructuring of Class 2 Affected Debt (ordinary financial liabilities) ) for the Class 2 Affected Debt.

For the sake of clarity, the Class 1 Alternative Terms are, in economic and timing terms, substantially identical to the Class 2 Alternative Terms applicable to the Class 2 Affected Debt (both referred to as “Alternative Terms” in the New Debt Instruments), with the sole difference being that, in the case of Class 1, the security interests currently securing the relevant debt instruments are expected to be maintained.

(c) The financial terms associated with the Class 1 Alternative Terms are less favourable than those provided for in the existing debt instruments. However, the Class 1 Alternative Terms shall only apply to those Class 1 Affected Creditors who, on a strictly voluntary basis and with the aim of promoting the viability of the Debtors following the Restructuring, have expressly opted for this arrangement.

(d) The election of the Class 1 Alternative Terms must be made in accordance with the procedure set out in Clause6.7 ( Exercise of alternatives ).

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6.2.3 For these purposes, it is assumed that the interest rate and other economic terms currently in force (and which will be maintained in accordance with the Standard Class 1 Terms), being higher than that associated with the New Debt Instruments (and, therefore, more favourable to the Affected Class 1 Creditors), exceed the market conditions reasonably expected for the Debtors following the Restructuring.

6.2.4 The Affected Class 1 Creditors retain or receive rights whose value, in the case of the Standard Class 1 Terms, is not less than the amount of their claims, such that the implementation of the Restructuring Plan and the Standard Class 1 Terms does not entail a reduction in the value of their pre-Restructuring rights compared to the value of their post-Restructuring rights (to which it should be added that such Affected Creditors receive the benefit of the New Guarantees).

6.2.5 Consequently, each Class 1 Affected Creditor is granted a post-Restructuring right with a financial value equivalent to that of their pre-Restructuring claim, unless they voluntarily and expressly opt for the Class 1 Alternative Terms and, therefore, for a financially less favourable arrangement for that Affected Creditor.

6.3 Restructuring of Class 2 Affected Debt (ordinary financial liabilities)

6.3.1 The Restructuring of Class 2 Affected Debt shall be implemented through the novation, which is modifying and not extinguishing, of such debt instruments pursuant to (and on the terms set out in) the Framework Loan Agreement and the Framework Working Capital Agreement , as appropriate to the nature of the underlying debt instrument.

6.3.2 Notwithstanding the foregoing, the principal terms of the Restructuring applicable to the Class 2 Affected Debt are as follows:

(i) “Class 2 Standard Terms” (default option)

(a) By default, all Class 2 Affected Debt shall be subject to the “Standard Terms” set out in the Master Loan Agreement and the Master Working Capital Agreement.

(b) The main terms and conditions of the Class 2 Standard Terms are as follows:

(I) capitalisation of interest (or applicable financial remuneration) accrued and unpaid as at this date in respect of Class 2 Encumbered Debt;

(II) a grace period until 31 December 2030;

(III) the extension of its maturity date until the end of the aforementioned grace period;

(IV) ordinary ‘bullet’ repayment at the end of the aforementioned grace period;

(V) the modification of the applicable interest rate or remuneration, provided that, in the case of debt instruments guaranteed by the ICO, this does not result in an increase in the interest rate or total financial remuneration compared to that previously in force;

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(VI) the standardisation of other terms and conditions (such as, for example, representations, obligations and events of default); and

(VII) the benefit of the New Guarantees and the personal guarantees provided by the Debtors and other Group companies,

all in accordance with the terms set out in the Framework Loan Agreement and the Working Capital Framework Agreement, as applicable.

(c) The Class 2 Standard Terms shall apply to all Class 2 Affected Creditors who have not expressly exercised the option to opt for the Class 2 Alternative Terms through the procedure set out in Clause6.7 (Exercise of alternatives).

(ii) “Alternative Class 2 Terms”

(a) As an alternative to the Standard Class 2 Terms, all Class 2 Affected Creditors may (voluntarily) elect to apply to their Class 2 Affected Debt the “Alternative Terms” set out in the Master Loan Agreement or the Working Capital Master Agreement.

(b) The main terms and conditions of the Class 2 Alternative Terms applicable to debt instruments of a “working capital” nature (the “Alternative Terms (Working Capital)”) are as follows:

(I) the maintenance of the availability of working capital facilities as committed lines, to continue financing the relevant Borrowers;

(II) the conversion into loans of (x) the amounts (or applicable remuneration) accrued and unpaid as at this date; and (z) part of the amounts drawn down against existing working capital debt instruments, which shall be treated as “Loans (Tranche B)” in accordance with the terms set out in the Master Loan Agreement;

(III) the extension of their maturity date to 31 December 2030;

(IV) the configuration of its ordinary amortisation or repayment schedule, in view of its nature as committed working capital financing;

(V) the modification of the applicable interest rate or remuneration, provided that, in the case of debt instruments guaranteed by the ICO, this does not entail an increase in the interest rate or total financial remuneration compared to that previously in force;

(VI) the non-application of late payment interest during the term of the Standstill Agreement;

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(VII) the standardisation of other terms and conditions (such as, for example, representations, obligations and events of default); and

(VIII) the benefit of the New Guarantees and the personal guarantees provided by the Debtors and other Group companies all in accordance with the terms set out in the Working Capital Framework Agreement.

(c) The main terms and conditions of the Class 2 Alternative Terms applicable to debt instruments of a “loan” nature (the “Alternative Terms (Loans)”) are as follows:

(I) structuring such Affected Debt between “Loans (Tranche A)” and “Loans (Tranche B)”, in accordance with the “Minimum Tranche B Percentage” (as these terms are defined in the Loan Framework Agreement);

(II) the “conversion into loans” of interest accrued and unpaid as at this date;

(III) a grace period, which shall be (x) amortisable in the case of the Loans (Tranche A) and (z) bullet in the case of the Loans (Tranche B);

(IV) extension of their maturity date to 31 December 2030;

(V) ordinary repayment structure (x) via a repayment schedule in the case of the Loans (Tranche A); and (z) bullet repayment in the case of the Loans (Tranche B);

(VI) the modification of the interest rate or remuneration applicable to (x) the Loans (Tranche A), applying a variable interest rate payable in cash (except in certain circumstances); and (z) the Loans (Tranche B), applying a fixed interest rate payable in kind (PIK), provided that, in the case of debt instruments guaranteed by the ICO, this does not result in an increase in the interest rate or total financial remuneration compared with that previously in force;

(VII) the non-application of default interest during the term of the Standstill Agreement;

(VIII) the standardisation of other terms and conditions (such as, for example, representations, obligations and events of default); and

(IX) the benefit of the New Guarantees and the personal guarantees provided by the Debtors and other Group companies,

all in accordance with the terms set out in the Master Loan Agreement.

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(d) The selection of the Class 2 Alternative Terms must be made in accordance with the procedure set out in Clause6.7 (Exercise of alternatives).

6.3.3 For clarification purposes, a comparative table of the various alternatives available for Class 2 is included:

#	Class 2 Standard Terms	Alternative Terms (Working Capital)	Alternative Terms (Loans)
			Loans (Tranche A)	Loans (Tranche B)
Nature of debt	Debt comprising term loans and current liabilities.	Only current debt.	Term debt only.
Form of commitment	By default.	Express choice of the Affected Creditor.
Reference maturity date	31 December 2030.
Interest rate / remuneration	Variable (EURIBOR + 0.50%–3%)[4]			Fixed (7% per annum)
Interest payment	In cash, with quarterly payments.			Capitalised (PIK)
Application of late payment interest during the term of the Standstill Agreement	Yes	No
Maintenance of the availability of the working capital facility	No	Yes	N/A	N/A
Principal repayment	Bullet	N/A (maintaining the limits until maturity)	According to the repayment schedule	Bullet
New Guarantees	Yes	Yes	Yes	Yes

6.3.4 Consequently, the Standard Terms apply, in general, to all Class 2 Affected Debt, except in respect of the Affected Debt of the Secured Creditors who have voluntarily, expressly and irrevocably opted for the application of the Class 2 Alternative Terms in accordance with the mechanism provided for in this Restructuring Plan.

6.3.5 Application of payments

(i) With the aim of ensuring parity between creditors and instruments, Clause 17 (Payments) of the Master Loan Agreement and the Master Working Capital Agreement governs the terms and conditions applicable to the manner in which payments under the New Debt Instruments must be made and applied

4 The applicable margin will increase automatically in accordance with the mechanisms included in the New Debt Instruments, without the Debtor being able to opt for a specific margin within that range.

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(ii) The main terms and conditions of this provision are as follows:

(a) All payments of principal and/or interest (or applicable financial remuneration) received by the Affected Creditors subject to the Master Loan Agreement or the Master Working Capital Agreement shall be proportional to their respective share of the principal under the Affected Debt subject to those instruments (with the sole exceptions provided for in the Master Loan Agreement or the Master Working Capital Agreement).

(b) As a general rule, each Affected Creditor shall apply the amounts received in respect of principal against its Affected Debt subject, respectively, to the Master Loan Agreement or the Master Working Capital Agreement in proportion to the outstanding balance of each Affected Debt instrument that is liquid, due and payable on the date of application.

(c) Exceptionally, amounts received by way of early repayment shall be applied in the following order of priority:

(I) in relation to the Working Capital Framework Agreement: first, to its Working Capital Facilities (New Money); and second, to its Working Capital Facilities (Old Money), as these terms are defined in the Working Capital Framework Agreement; and

(II) in relation to the Loan Framework Agreement:

(x) first, to its Loans (New Money);

(y) second, to its Loans (Old Money), and within these, in the case of Lending Entities (Alternatives):

(1) first, to their Loans (Tranche A); and

(2) secondly, to its Loans (Standard Terms) and its Loans (Tranche B Terms) (except for Loan Agreements (Interest-Bearing Loans)), on a pro rata basis between them; and

(z) third, to its Loan Agreements (Interest-Bearing Loans),

as these terms are defined in the Master Loan Agreement;

all of them in proportion to the outstanding balance of the liquid, due and payable principal corresponding to the Encumbered Debt instruments on the date of application.

(d) Affected Creditors holding ICO Affected Debt may amend the aforementioned application rules to comply with their legal and contractual obligations towards the ICO.

6.3.6 Other common terms

(i) In addition to the foregoing, the Framework Loan Agreement and the Framework Working Capital Agreement shall establish, in a harmonised

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manner for all debt instruments subject to each of them, common terms relating, amongst other things, to:

(a) early repayment or cancellation (voluntary and mandatory);

(b) representations and warranties;

(c) disclosure obligations, obligations to act and obligations not to act;

(d) events of default;

(e) termination;

(f) assignment; and

(g) limitations applicable to all Affected Creditors subject to the Master Loan Agreement or the Master Working Capital Agreement, as applicable.

(ii) Without prejudice to the provisions of the preceding paragraphs, the Working Capital Framework Agreement shall provide for the proportional use of the various working capital facilities, with the aim of standardising, as far as possible, the exposure of each Affected Creditor in respect of such Affected Debt.

6.3.7 Without prejudice to the foregoing description, a signed copy of the Framework Loan Agreement and the Framework Working Capital Agreement is attached as Annex 10 (Copy of the New Debt Instruments).

6.4 Restructuring of Class 3 Affected Debt (ordinary non-financial liabilities)

6.4.1 The Restructuring of Class 3 Affected Debt is implemented pursuant to this Restructuring Plan through the application of:

(i) a payment schedule that is brought forward in relation to the repayment schedule envisaged for Class 2 Financial Creditors; and

(ii) the accrual of interest at market rates during the deferral period, in any event at least equivalent to the interest rate applicable by default to Class 2 Affected Debt subject to the Class 2 Standard Terms, such that Class 3 claims are repaid in full through quarterly instalments until 30 June 2030, as opposed to the full payment at maturity (bullet) scheduled for 31 December 2030 in relation to the Affected Debt subject to the Standard Class 1 Conditions or the Standard Class 2 Conditions:

Payment date	Percentage of principal repayment on the Class 3 Affected Debt	Applicable interest rate
30 June 2026	0.0000%	3-month EUR + 0.50%
30 September 2026	0.3636%	EUR 3 million + 0.50%
31 December 2026	0.3636%	3-month EUR + 0.50%
31 March 2027	0.9091%	3-month EUR + 0.50%
30 June 2027	0.9091%	3-month EUR + 0.50%
30 September 2027	0.9091%	3-month EUR + 2.00%
31 December 2027	2.7273%	3-month EUR + 2.00%
31 March 2028	5.0000%	3-month EUR + 2.00%

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Payment date	Percentage of principal repayment on the Class 3 Affected Debt	Applicable interest rate
30 June 2028	5.0000%	3-month EUR + 2.00%
30 September 2028	7.7273%	3-month EUR + 2.00%
31 December 2028	7.7273%	3-month EUR + 2.00%
31 March 2029	6.8182%	3-month EUR + 3.00%
30 June 2029	6.8182%	3-month EUR + 3.00%
30 September 2029	6.8182%	3-month EUR + 3.00%
31 December 2029	10.4545%	3-month EUR + 3.00%
31 March 2030	27.7273%	3-month EUR + 3.00%
30 June 2030	9.7273%	EUR 3M + 3.00%

6.4.2 This specific repayment schedule is justified by the different nature and economic function of the Class 3 Affected Debt, as described in Clause5.2.5 , insofar as these are loans arising from day-to-day commercial transactions, typically associated with shorter collection cycles and, overall, lower amounts than those of the financial debt. For this reason, the Restructuring Plan adapts the repayment schedule for these claims to this economic reality, concentrating their settlement over a shorter time horizon, without altering the nominal amount of the claims or the form of payment in cash, whilst at the same time favouring the maintenance of the commercial relationships necessary for the implementation of the Viability Plans.

6.4.3 On this basis, the treatment of Class 3 Affected Debt is different but equivalent, in economic and financial terms, to that accorded to Class 2 Affected Debt, insofar as both Class 2 Financial Creditors and Class 3 Non-Financial Creditors:

(i) recover the full amount of their claims without any reduction, through cash payments;

(ii) benefit from the accrual of interest at market rates during the deferral period; and

(iii) the difference between the two classes is structured through a combination of timing and guarantees, such that Class 3 Non-Financial Creditors receive their claims within a comparatively shorter timeframe and are not granted New Guarantees, whilst Class 2 Financial Creditors accept a longer recovery horizon which is offset by the granting of the New Guarantees, thus establishing two distinct but balanced and equivalent treatments that meet objective criteria.

6.5 Restructuring of Class 4 Affected Debt (subordinated financial liabilities)

With the aim of refinancing and restructuring the loans comprising the Class 4 Affected Debt, the Parties agree that said subordinated financial debt shall be subject to a regime of integration into the Loans (Tranche B), such that the accrued and unpaid amounts shall form part of the Loans (Tranche B) governed by the Framework Loan Agreement.

Such principal shall be subject to the economic and financial treatment generally provided for the Loans (Tranche B) and, in particular, to a system of repayment at maturity and accrual of interest in kind (payment-in-kind) as described above, whilst retaining, in all cases, a subordination ranking subordinate to that of the Affected Debt of Class 1, Class 2 and Class

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3, in accordance with the criteria for the distribution and application of payments described in the previous section ‘6.3.5 ’.

6.6 Restructuring of Class 5 Affected Debt (intra-group subordinated liability)

With the aim of refinancing and restructuring the loans comprising Class 5 Affected Debt, such debt is subordinated to the full repayment of the remaining Affected Debt and has a final maturity date later than the repayment schedule set out for the rest of the Affected Debt.

In particular, the Class 5 Affected Debt will be repaid in full in a single lump-sum payment (bullet) due on 31 December 2032, accruing until that date an annual interest rate of one per cent (1%) in the form of payment-in-kind, which will be capitalised periodically and added to the outstanding principal, with no cash payments of any kind (whether of principal or interest) generally permitted prior to such maturity.

For the sole purpose of complying with the provisions of Article 755 of the TRLC, the Class 5 Affected Debt of Wallbox USA comprises only those intra-group claims whose holders are also Secured Creditors vis-à-vis its parent company. Notwithstanding the foregoing, and in order to promote the viability of Wallbox USA, the intra-group creditors of Wallbox USA that do not have the status of common intra-group creditors (namely, Wallbox Chargers and Wallbox NV) have voluntarily agreed to submit, in relation to their claims against Wallbox USA, to the same restructuring terms and conditions set out in this Clause6.6 for the Class 5 Affected Debt.

6.7 Exercise of alternatives

6.7.1 Prior to the Option Exercise Closing Date, all Class 1 and/or Class 2 Affected Creditors may adhere to this Restructuring Plan and the other Restructuring Documents in accordance with Clause10.2 (Adherence Period) and may, on an optional basis, exercise their right to elect any of the following available conditions, as applicable, to Class 1 and/or Class 2 (the “Available Class 1 and 2 Conditions”):

(i) to elect the application to their Affected Debt of:

(a) the Class 1 Standard Terms or the Class 1 Alternative Terms, in the case of Class 1 Affected Creditors; or

(b) the Class 2 Standard Terms or the Class 2 Alternative Terms, in the case of Class 2 Affected Creditors; and

(ii) in the case of those Affected Creditors who have opted for the Class 1 Alternative Terms or the Class 2 Alternative Terms:

(a) to change the nature (term loan or working capital loan) of their Affected Debt instruments; and

(b) consequently, freely opt for the Alternative Terms (Term Loans) or the Alternative Terms (Working Capital).

For the sake of clarity, it is hereby noted that any Affected Creditor of Class 1 and/or Class 2 may opt for any of the Available Terms for Classes 1 and 2 to specify the effects to be applied to their Affected Debt, without this necessarily implying their vote in favour of or approval of the Restructuring Plan, nor their waiver of any rights in their capacity as a dissenting creditor, where applicable.

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An Affected Creditor who adheres to the Restructuring Plan for the sole purpose of expressly opting for any of the Available Conditions for Class 1 and Class 2 but without assuming the status of a Signatory Creditor must expressly state this in their Letter of Election.

6.7.2 The rights described in Clause6.7.1 may be exercised by Affected Creditors in accordance with the mechanism set out in Clause10.2 (Adherence Period).

6.7.3 In order to properly reflect in the Affected Debt instruments the options exercised by each Affected Creditor in accordance with the provisions of this Clause, the Debtors undertake to execute such public or private documents of novation, amendment, adaptation or, where applicable, clarification as may be necessary or appropriate, in accordance with the terms of the Restructuring Documents.

6.7.4 As at the date of execution of this Restructuring Plan, the Debtors and the Global Agent are already aware of the manner in which the Original Signatory Creditors (representing the majority of the Financial Creditors holding Affected Debt of Classes 1 and 2) have exercised or intend to exercise the rights described in Clause6.7.1 , including (i) the alternatives chosen, (ii) the nature (term loan or working capital loan) of the Affected Debt instruments to which they apply, and (iii) the resulting distribution and proportion of their choices amongst the various Affected Debt instruments and tranches provided for in the Restructuring Documents.

These choices have been expressly taken into account in the preparation of the Viability Plans.

Consequently, the exercise of the rights provided for in Clause6.7.1 by the remaining Affected Creditors of Class 1 and Class 2 other than the Original Signatory Creditors shall not substantially alter the liquidity and debt service projections set out in the Viability Plans, with the Group’s viability being maintained in all cases in accordance with the terms described therein.

6.7.5 It is expressly agreed that the Global Agent may update (or require the relevant parties, who must comply with such a request, to update) the information in any Restructuring Document for the purpose of correctly reflecting the choice of the Affected Creditors in accordance with this Clause.

6.8 Agreement between Creditors

Prior to the Effective Date, the Debtors, the Signatory Creditors and the Global Agent, amongst others, shall enter into an inter-creditor agreement (the “Inter-Creditor Agreement”) governing the relationships between the Affected Creditors in the context of the Restructuring, which shall form part of the Restructuring Documents and, in particular:

6.8.1 Enforcement of security: the rules applicable to the enforcement of the New Guarantee and any other security provided in the context of the Restructuring, including the order of priority in enforcement and the coordination mechanisms between Affected Creditors.

6.8.2 Distribution of proceeds: the rules governing the distribution and application of the amounts received by the Affected Creditors as a result of the enforcement of security interests or the realisation of the assets subject to such interests, both in the context of out-of-court proceedings and within the framework of any insolvency proceedings involving any of the Debtors.

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6.8.3 Authorisation of the Global Agent: the confirmation and extension of the authorisation granted to the Global Agent in Clause18 ( Global Agent ) of this Restructuring Plan, such that said authorisation is deemed to have been granted also by the Non-Signatory Creditors who are bound by the Creditors’ Agreement by virtue of the Order of Approval, on the same terms and with the same scope as the Signatory Creditors.

6.8.4 Any other matters that the Signatory Creditors agree to include in the Creditors’ Agreement, provided that they do not contradict the essential terms of this Restructuring Plan.

6.9 Operating Debtors

6.9.1 The Operating Debtors declare that:

(i) they maintain, vis-à-vis the relevant Affected Creditors, the obligations incumbent upon them by virtue of the debt instruments they have subscribed to as of this date, as well as the Working Capital Framework Agreement, subject to the terms and conditions thereof and of this Restructuring Plan, and

(ii) they consent to and accept that such instruments shall remain fully in force and effect, subject to the novations implemented pursuant to (and in accordance with the terms and conditions of) the Working Capital Framework Agreement, to the extent provided for in this Restructuring Plan.

7 Compliance with legal requirements for approval

This Restructuring Plan complies with all the legal requirements set out in Articles 638 and 639 of the TRLC for its approval, as detailed below.

7.1 Objective budget

As set out in Clause4 of this Restructuring Plan:

(i) Wallbox Chargers is currently insolvent;

(ii) AR Electronics is in a state of imminent insolvency; and

(iii) Wallbox USA Inc is facing imminent insolvency.

7.2 Viability

7.2.1 This Restructuring Plan is based on the business plan and financial projections set out in the Viability Plans, which are attached as Annex 8 (Viability Plans) and which contain detailed information regarding each of the Debtors.

7.2.2 In accordance with the operational and financial assumptions set out in the Viability Plans, this Restructuring Plan is consistent with a reasonable prospect of the Debtors’ business continuing in the short and medium term, on the terms and conditions described in the Viability Plans.

7.2.3 The Viability Plans include, amongst other aspects, an estimate of the debtors’ cash-generating capacity, the proposed schedule for servicing and repaying the Affected Debt, and an analysis of the main risks associated with the implementation of the Restructuring Plan, as well as the measures envisaged to mitigate them.

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7.2.4 In accordance with the provisions of the Viability Plans, the Restructuring covered by this Plan:

(i) resolves the insolvency situation of each of the Debtors by rescheduling their financial debt,

(ii) enables them to meet their payment obligations within the timeframe set out in the Viability Plans, by rescheduling debt servicing (principal and interest) until 2030, and

(iii) provides the Group with sufficient room for manoeuvre to implement its business plan.

7.3 Content requirements

7.3.1 Identity of the Debtors:

(i) Wall Box Chargers, S.L.U. is a Spanish single-member limited liability company, with its registered office at Paseo de la Castellana 95, 28th floor, Madrid (Spain) and its centre of main interests in Barcelona (Spain), and tax identification number (N.I.F.) B66542903. Its corporate purpose consists primarily of the design, manufacture and distribution of innovative and smart charging solutions for hybrid and electric vehicles, as well as the installation and maintenance of such chargers.

(ii) Wallbox USA Inc. is a company incorporated under the laws of the State of Delaware, United States of America, with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (United States of America), and Spanish tax identification number (N.I.F.) N02582841. Its corporate purpose consists of the development, manufacture, marketing and distribution of charging solutions for electric and plug-in hybrid vehicles, as well as the provision of associated services in the US market and other international markets.

(iii) AR Electronics Solutions, S.L.U. is a Spanish single-member limited liability company, with its registered office at Carrer del Foc 68, 08038 Barcelona (Spain), and tax identification number (N.I.F.) B66162413. Its corporate purpose includes, amongst other activities, the manufacture, marketing and assembly of electronic components, as well as construction, installation and maintenance, wholesale and retail trade, commercial distribution, import and export, and other related industrial, commercial and service activities.

(iv) Summary of relationships between debtors:

(a) Wallbox Chargers is the group’s main operating company and is responsible for the industrial and technological activities related to the design, manufacture and distribution of charging solutions. It is wholly owned by Wallbox NV, the group’s holding company.

(b) Wallbox USA carries out the Group’s business in the US market (and, where applicable, in other international markets), focusing on the marketing and distribution of these charging solutions and associated services.

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(c) AR Electronics is an operating company whose activity focuses on the marketing and assembly of electronic components, with a significant economic dependence on the Group’s companies, particularly Wallbox Chargers, to which it allocates a significant percentage of its sales.

7.3.2 Identity of the Restructuring Expert: Lexaudit Concursal, S.L.P., represented by [***].

The Restructuring Expert was appointed, at the request of the Debtors in accordance with Article 672.1.1 of the TRLC, by the Commercial Division of the Court of First Instance of Barcelona (Plaza No. 9) by order of 10 December 2025 (N.I.G. No. 0801947120258022024) and, in relation to Wallbox USA, by order dated 5 March 2026 (N.I.G. No. 0801947120258022024).

7.3.3 Description of the debtors’ financial situation, the situation of the employees, and the causes and extent of the debtors’ difficulties: We refer to the provisions of Clause4 ( Description of the debtors’ financial situation ) of this Restructuring Plan regarding the financial description of the debtors and the causes and extent of their difficulties.

As regards staff numbers, the Group currently employs around 600 people worldwide. Of these, approximately 443 are employees of the Debtors:

Company	Workforce
Wallbox Chargers	359
Wallbox USA	33
AR Electronics	51
Total	443

The Restructuring Plan does not provide for any measures that would affect the employment of the Debtors’ staff or their operations.

7.3.4 Debtor’s assets and liabilities at the time of formalising the plan: A breakdown of the Debtors’ assets and liabilities at the time of formalising the Restructuring Plan is included in Annex 12 (Assets and Liabilities) of the Restructuring Plan.

7.3.5 Creditors whose claims will be affected by the plan, the amount of their claims and interest, and the class to which they belong: We refer to the provisions of Clause5 ( Affected claims and classes of claims ) of this Restructuring Plan, which identifies, for each Debtor, the Affected Creditors, the amount of their claims and the corresponding class.

7.3.6 Contracts with reciprocal obligations pending performance which, where applicable, will be terminated under the plan: The Restructuring Plan does not provide for the termination of contracts with reciprocal obligations pending performance under Article 620 of the TRLC, nor for the inclusion of claims for compensation arising from such termination.

7.3.7 Nominal value of the Debtors’ shares:

As of today, the debtors’ share capital is broken down as shown in the following tables:

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Company	Share Capital	Nominal value per share
Wallbox Chargers	€269,780.50	€0.50
Wallbox USA	$5,000	$0.01
AR Electronics	€3,000	€1

One hundred per cent (100%) of the share capital of Wallbox Chargers is owned by Wallbox N.V., whilst one hundred per cent (100%) of the share capital of AR Electronics and Wallbox USA is owned by Wallbox Chargers.

7.3.8 Creditors not affected by the plan, listed individually or described by class, and the reasons for their non-affection: We refer to the provisions of Clause5.3 ( Non-Affected ) of this Restructuring Plan, which identifies, for each Debtor, the categories of claims not affected and the reasons for their non-affection.

7.3.9 Proposed operational restructuring measures, the duration, where applicable, of those measures and the plan’s estimated cash flows, as well as the financial restructuring measures relating to the debt, including, where applicable, the interim financing and the new financing provided for in the plan and, where applicable, the overall impact on employment:

We refer to the provisions of Clause5 ( Affected claims and classes of claims ) of this Restructuring Plan.

It is expressly noted that:

(i) The Restructuring Plan does not provide for any employment-related measures or changes; consequently, no information or consultation procedures have been carried out with the workers;

(ii) the Interim Financing shall be regarded as “interim financing” in accordance with Article 665 of the TRLC; and

(iii) the New Money shall be regarded as “new financing” in accordance with Article 666 of the TRLC.

7.3.10 Requirements relating to the impact on public debt: The Restructuring Plan does not affect any public debt, and therefore these requirements do not apply.

7.4 Notification of the Restructuring Plan to Affected Creditors

For the purposes of complying with Article 627 of the TRLC, it is hereby noted that the proposed Restructuring Plan was communicated to all Affected Creditors on 1 April 2026.

The individual notification sent to each of the Affected Creditors by electronic means with acknowledgement of receipt is included as Annex 13 ‘ ’ (Individual Notifications) of this Restructuring Plan.

Furthermore, a notice has been posted on the Group’s website (i.e. the domain https://investors.wallbox.com/) informing that the proposed Restructuring Plan has been sent individually to the Affected Creditors. This notice also states that should any Affected Creditor not have received the relevant notification or be unable to access the link provided, they may obtain the documents by contacting the company via email at the following address: restructuring@wallbox.com. It is also noted that Affected Creditors may consult the

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Restructuring Plan at the company’s registered office, located at Carrer del Foc 68, 08038 Barcelona, Spain.

It is expressly noted that, insofar as there are Affected Creditors subject to syndication agreements (as set out in the “Parties” section of this Restructuring Plan ), the notification provided for in this Clause has been carried out in accordance with the provisions of the agreement between creditors to which they are subject.

7.5 Formalisation of the Restructuring Plan in a public instrument

For the purposes of Article 634 of the TRLC, this Restructuring Plan is being notarised on the Date of Signing before the Notary Public in Madrid, [***].

As soon as possible after the Voting Deadline, the Restructuring Expert shall issue a certificate regarding the sufficiency of the majorities obtained for the approval of the Restructuring Plan, which shall be incorporated as Annex 9 (Certificate of the Restructuring Expert on the Majorities Obtained) of this Restructuring Plan.

This certification shall be prepared in accordance with Article 617.3 of the TRLC, taking into account, for these purposes, that claims denominated in foreign currency shall be converted into euros by applying the reference exchange rate of the euro against the relevant currency published by the European Central Bank on the date of this Restructuring Plan.

The Global Agent shall send said certification to the authorising Notary, by email, for its incorporation as Annex 9 (Certification by the Restructuring Expert on the Majorities Obtained) to this Restructuring Plan. Said email must be sent in accordance with Clause3.3.6 .

The Notary shall record in the notarial certificate that they have received the aforementioned email, specifying the date and time of receipt, and shall attach the Annex 9 (Certification by the Restructuring Expert on the Majorities Obtained), which shall be deemed, for all purposes, an integral part of this Restructuring Plan from the date of its notarisation.

7.6 Equal treatment of claims of the same Class

7.6.1 As is clear from Clause6 (Restructuring Measures) of this Restructuring Plan, all claims within the same Class are treated equally and, where there are different options for restructuring the Affected Debt, these are offered uniformly to all Affected Creditors in the relevant Class, who are free to choose any of them, thereby fulfilling the requirement of equal treatment within the class.

7.6.2 In particular, the Restructuring Plan grants all Affected Creditors in Class 1 and Class 2 the same right of choice to determine the nature and conditions of their Affected Debt, both in terms of choosing between the different alternatives for the economic and legal treatment of the Affected Debt provided for their Class, and in terms of configuring their exposure between current debt and long-term financial debt through the option described in section6.7.1 .

7.6.3 Consequently, any difference in the final outcome of the configuration of claims within the same Class is attributable exclusively to the individual choices made by each Affected Creditor from among the various alternatives offered uniformly to all of them, and not to any differential treatment between claims of the same Class, with equal treatment within the Class being maintained in all cases.

7.7 Approval of

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As set out in Clause5.4 ( Majorities obtained ) of this Restructuring Plan, the Restructuring Plan has been approved in accordance with the provisions of both Article 638 TRLC and, solely in relation to Wallbox Chargers and AR Electronics, Article 639.2 TRLC.

7.8 Non-application of Article 651 of the TRLC

The Parties state that, as at the date of approval of this Restructuring Plan, the factual circumstances set out in Article 651 TRLC do not apply, insofar as the Affected Creditors secured by the Security Interests are included in Classes that have validly approved the Restructuring Plan in accordance with Article 629 TRLC and, consequently, no Affected Creditor is in the situation described in that provision, namely having voted against the Plan within a Class in which the number of votes in favour was fewer than the number of dissenting votes.

In view of the foregoing, the Parties expressly acknowledge that the right to realise encumbered assets or rights provided for in Article 651 of the TRLC does not apply within the framework of this Restructuring Plan.

8 Extension of the effects of the Restructuring Plan to Non-Signatory Creditors

In the Application for Approval, the Debtors shall request the Court to order the extension of the effects to all Non-Signatory Creditors.

With regard to Non-Signatory Creditors, their consent to the novations modifying their Affected Debt, as well as to the creation, modification or cancellation of guarantees and to any other legal acts and transactions documented in the Restructuring Documents and necessary or appropriate for the full effectiveness and implementation of the Restructuring Plan, shall be deemed validly granted by virtue of the Order of Approval. For these purposes, the Approval Order shall, in particular, cover the power to grant, extend, amend, replace or cancel the New Guarantee (and any other security necessary for the Restructuring), substituting, by court order where applicable, the consent of any Non-Signatory Creditor in the event that they do not grant it, all of which shall be in accordance with the terms of the Approval Order and, consequently, the acts relating to the Restructuring shall be deemed to have been accepted and consented to in their entirety insofar as they affect their Affected Debt.

For the sake of clarity, the Non-Signatory Creditors shall be bound by the power of attorney conferred on the Global Agent in Clause18 ( Global Agent ) of this Restructuring Plan, on the same terms and to the same extent as the Signatory Creditors, expressly including the powers of representation for the signing and notarisation of the Restructuring Documents, the creation, amendment and cancellation of guarantees, and any other future actions necessary for the full implementation of the Restructuring. Such power of attorney shall also be deemed to have been granted by virtue of the Agreement between Creditors and the other Restructuring Documents providing for similar powers and authorisations.

9 Extension of the Restructuring Plan to the guarantees of the Group companies

9.1 Affected Guarantors

For the purposes of this Restructuring Plan, the guarantors referred to in Article 652.2 TRLC, the Group companies which, for each Debtor, are listed in the schedule entitled “List of Affected Guarantors and the Guarantees of the Affected Guarantors” included in the Annex 4 (Details of the Affected Debt) (the “Affected Guarantors”).

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9.2 Guarantees of the Affected Guarantors

Furthermore, the personal or real guarantees provided by the Affected Guarantors listed in that same schedule shall, for these purposes, with respect to the Affected Debt identified in the column “Secured Credit (row number in the Affected Debt table)” of said Annex, the “Guarantees of the Affected Guarantors ”, with said Guarantees of the Affected Guarantors being assigned to the same Class as the secured credit to which they relate.

9.3 Application for extension

9.3.1 In the Application for Approval, the Debtors shall include a request for the extension of effects to the Guarantees of the Affected Guarantors.

9.3.2 The extension provided for in this clause is necessary for the following reasons:

(i) the Group’s structure implies that the companies comprising it are operationally and financially interrelated in accordance with the organisation chart set out in Annex 1 (Organisation Chart), such that the viability of each of them depends, to a large extent, on the continuity of the Group as a whole.

(ii) if creditors were able to freely enforce the Guarantees of the Affected Guarantors without being bound by the restructuring measures set out in the Restructuring Plan, this would trigger a domino effect with the following consequences:

(a) the enforcement of the Affected Guarantors’ Guarantees would seriously jeopardise their assets and liquidity, potentially leading them into a state of current insolvency that would force them to file for their own insolvency proceedings;

(b) given that the Affected Guarantors form part of the same Group and maintain essential commercial, operational and financial relationships with the Debtors, their insolvency would have a direct and immediate impact on the viability of the Debtors;

(c) the loss of operational capacity of the Affected Guarantors, the disruption of the Group’s internal supply chain, and the triggering of cross-default clauses in other financing agreements would likewise cause the Debtors themselves to become insolvent; and

(d) the insolvency of the Affected Guarantors would render the fulfilment of the Viability Plans unfeasible and, consequently, that of the Restructuring Plan itself.

9.3.3 For all the foregoing reasons, the extension of the effects of the Restructuring Plans to the Guarantees of the Affected Guarantors is necessary, proportionate and in accordance with Article 652.2 of the TRLC, as it is essential to prevent the Group’s cascading insolvency and to ensure compliance with the Viability Plans.

9.3.4 Wallbox Chargers, Wallbox NV, Wallbox UK, AR Electronics and Wallbox USA, in their capacity as Affected Guarantors, expressly accept the content of this Clause and consent to the extension of effects to the Guarantees of the Affected Guarantors on the terms set out in this Restructuring Plan.

9.3.5 Likewise, the Original Guarantors intervene for the purpose of expressly ratifying the first-demand guarantee incorporated in the Working Capital Framework Agreement

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and the Loan Framework Agreement, declaring that said guarantee shall continue to be fully valid and enforceable, to the extent of and subject to the terms and conditions set out in the relevant Restructuring Documents and in this Restructuring Plan.

10 Vote on the proposed Restructuring Plan and acceptance by Affected Creditors

10.1 Voting Period for the Restructuring Plan

10.1.1 Any Affected Creditor may vote in favour of or against the proposed Restructuring Plan received on 1 April 2026.

10.1.2 Should they wish to exercise their right to vote (either in favour of or against the proposed Restructuring Plan), any Affected Creditor may do so at the Notary’s offices until 13:00 (CET) on the Signing Date (the “ Voting Deadline”), by:

(i) signing this Restructuring Plan in a public deed before the Notary; or

(ii) signing, before the Notary, in a public instrument, a Letter of Election, with this being recorded in the public deed of formalisation of the Restructuring Plan by means of the appropriate notarial entry.

In any event, a vote in favour of the Restructuring Plan shall imply the Affected Creditor’s acceptance of the terms of the Restructuring Plan and of all the Restructuring Documents to which they are to be a party.

10.1.3 The Parties expressly instruct the Notary to forward to the Restructuring Expert, as soon as possible after the Voting Deadline and as soon as the Funding Condition is met, a copy of the deed of formalisation of this Restructuring Plan, together with any information necessary for the Expert to prepare the relevant certificate of majorities referred to in Clause7.5 (Formalisation of the Restructuring Plan in a public instrument).

10.2 Adhesion Period

10.2.1 Furthermore, from the Signing Date until 23:59 on 17 April 2026 (the “Option Exercise Closing Date”), Affected Creditors other than the Original Signatory Creditors may:

(i) adhere to the Restructuring Plan and the other Restructuring Documents, unconditionally and irrevocably, by sending to the Global Agent a Letter of Election duly completed and notarised before a Spanish notary and

(ii) exercise, on an optional basis, their right to choose any of the Available Conditions Classes 1 and 2 in accordance with Clause6.7 (Exercise of alternatives).

10.2.2 Affected Creditors who adhere to the Restructuring Plan and the other Restructuring Documents in accordance with the provisions of this Clause must state whether they are adhering:

(i) solely for the purpose of electing any of the Available Conditions Classes 1 and 2 to specify the effects to be applied to their Affected Debt (without assuming the status of a Signatory Creditor); or

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(ii) also for the purposes of approving the Restructuring Plan and being considered Signatory Creditors in relation to the Affected Debt for which they have expressed their approval of the Restructuring Plan.

10.3 Commitments to formalise and amend bilateral contracts

10.3.1 Affected Creditors who vote in favour of the Restructuring Plan (and, therefore, have acceded to it and the other Restructuring Documents) shall carry out the actions and formalities (including, without limitation, the execution of any public or private documents of novation and/or ratification) which, where applicable, may be necessary or expedient to confirm their support and ratify the Restructuring Plan and the other Restructuring Documents.

10.3.2 Furthermore, the Parties acknowledge the right of the Affected Creditors (expressly including, but not limited to, holders of ICO Affected Debt) to request from the Debtors (who hereby undertake to comply with such request) the formalisation of the necessary novations of their Affected Debt within five (5) Business Days from receipt of the relevant request.

10.3.3 The Parties expressly state their intention that the terms of the Affected Debt documents (including, without limitation, the ICO Affected Debt) shall not alter the provisions set out herein (even if such documents are novated after this Restructuring Plan). In the event of any discrepancy between the provisions of those documents and this Restructuring Plan, the latter shall prevail.

11 Insolvency protection

11.1.1 As can be seen from the Restructuring Expert’s certification regarding the adequacy of the majorities, attached as Annex 9 (Restructuring Expert’s Certification on the Majorities Obtained) to this Restructuring Plan, the Affected Debt represents more than 51% of the total liabilities of each of the Debtors .

11.1.2 Consequently, in the Application for Approval, a declaration of protection against potential actions to set aside the acts, transactions and deals carried out in implementation of the Restructuring Plan will be sought, in accordance with Article 667.1 of the Commercial Code. In particular, but without limitation, this declaration will be sought in relation to:

(i) the Restructuring Documents (including, in particular but without limitation, the New Guarantees and the ratification and extension of the existing guarantees of the Affected Debt);

(ii) the novation, amortisation and/or cancellation of the Affected Debt carried out in accordance with the terms of this Restructuring Plan;

(iii) the creation of new security interests and personal guarantees, as well as the extension, replacement and/or cancellation of Personal Guarantees and Security Interests, carried out in accordance with the terms of this Restructuring Plan and the other Restructuring Documents;

(iv) the payment of the fees of the Restructuring Expert and of the advisers and brokers involved in the negotiation and drafting of the Restructuring Plan, as well as in the transactions carried out pursuant thereto.

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11.1.3 Furthermore, the Application for Approval shall expressly request that the Interim Financing and the New Funding, insofar as the “interim financing” and the “new financing” granted under this Restructuring Plan (in accordance with Articles 665 and 666 of the TRLC, respectively), enjoy the effects provided for in Articles 242.1.17 and 280.6 of the TRLC, so that, in the event of any subsequent insolvency proceedings against the Debtors, the following preferential treatment in insolvency proceedings is recognised:

(i) fifty per cent of the amount as a claim against the estate; and

(ii) the remaining fifty per cent as a claim with general priority.

The Application for Approval shall include said request with express reference to the fact that the New Money has not been granted (nor is it committed) as of this date, and its grant is conditional upon the fulfilment of conditions that do not depend on the Debtors or the Affected Creditors.

12 Application for Approval

12.1.1 The Debtors undertake to the Signatory Creditors to file the Application for Approval of the Restructuring Plan with the competent court as soon as possible after the Voting Deadline and, in any event, no later than the Business Day following the date on which the Funding Condition is met.

12.1.2 The Application for Approval must:

(i) Be drafted in the terms agreed between the Debtors and the Majority of Signatory Creditors prior to the signing of this Restructuring Plan and shall incorporate the majority certifications issued by the Restructuring Expert referred to in Clause7.5 ( Formalisation of the Restructuring Plan in a public ).

(ii) Include an express request to the Court that:

(a) the purposes of this Restructuring Plan, and in particular, but without limitation:

(i) the measures provided for in Clause6 (Restructuring Measures); and

(ii) the terms and conditions set out in the Framework Loan Agreement, the Working Capital Framework Agreement, the Agreement between Creditors and the other Restructuring Documents (which form an integral part of this Restructuring Plan), apply to and extend to the entirety of the Affected Debt and to all Affected Creditors, expressly including Non-Signatory Creditors and those who do not vote in favour of or do not adhere to this Restructuring Plan in accordance with Article 635.1 TRLC;

(b) agree to the terms set out in Clause8 (Extension of the Effects of the Restructuring Plan to Non-Signatory Creditors) relating to the provision of consent by Non-Signatory Creditors;

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(c) agree to the extension of the effects of the Restructuring Plan, in all its terms and without limitation, to the Guarantees of the Affected Guarantors, so that such guarantees are subject to the same legal regime, conditions and effects as apply to the class of Affected Debt they secure, in accordance with Article 652.2 TRLC; and

(d) the acts, transactions and dealings carried out within the framework of this Restructuring Plan (including, without limitation, the granting of new financing, novations and new terms of the Affected Debt, and the provision of the New Guarantees) are protected against any potential rescission actions, in accordance with the provisions of Article 667.1 TRLC, expressly including the terms described in Clause11 (Insolvency Protection) above.

12.1.3 Subject to the issuance and terms of the Order of Approval:

(i) the extension of the effects of this Restructuring Plan to Non-Signatory Creditors and to the Guarantees of the Affected Guarantors shall apply automatically from the Effective Date;

(ii) the Affected Debt of the Non-Signatory Creditors and the Guarantees of the Affected Guarantors shall automatically be subject to and bound by the terms and conditions set out in this Restructuring Plan from the Effective Date, without the need for any further action on their part or the execution of any document other than those arising from the implementation of the Restructuring Plan itself; and

(iii) it shall not be necessary for any Affected Creditor (expressly including Non-Signatory Creditors), nor any beneficiary of Guarantees from the Affected Guarantors, to sign any document or take any action in relation to the Restructuring.

Notwithstanding the foregoing, such creditors may notify the Global Agent of their intention to sign the documents or take the actions arising from this Restructuring Plan together with the other Affected Creditors, and always in accordance with the terms set out in the applicable Restructuring Documents in each case.

13 General limitations

13.1 Compliance with applicable regulations

Nothing contained in this Restructuring Plan:

13.1.1 shall not require any of the Parties or any member of the Group, nor their respective directors, officers or employees, to perform or refrain from performing any act, where this would entail a breach of any legal or regulatory requirement or any ruling or order issued by a court, tribunal or competent public or regulatory body, provided that such circumstance is beyond the reasonable control of the Party or person concerned and cannot be avoided or resolved by taking reasonable measures;

13.1.2 shall not prevent, nor shall it be intended to prevent, any director or officer of any of the Debtors or of another member of the Group from commencing insolvency proceedings or taking any other legally required action if, acting diligently and with

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appropriate legal advice, they reasonably consider that they are obliged to do so under applicable law or their fiduciary duties, provided that such entity notifies the Signatory Creditors without delay to the extent that this is practicable and legally possible;

13.1.3 shall not prevent, nor be intended to prevent, either Party or any of its directors or officers from complying with applicable securities market regulations (including, where applicable, the regulations of the New York Stock Exchange and the Securities and Exchange Commission) or any legal, regulatory or fiduciary obligations applicable to them;

13.1.4 shall not require any of the Parties or any member of the Group to take or refrain from taking any particular course of action if, in accordance with the legal advice received, such action would reasonably be likely to give rise to personal liability or administrative or criminal sanctions for any of its directors or officers on the grounds of a breach of their legal or fiduciary duties or obligations;

13.1.5 shall not require either Party to bear any costs or expenses other than those to which it has expressly committed in this Restructuring Plan or in the Restructuring Documents;

13.1.6 require any of the Signatory Creditors to provide new financing, increase or renew existing financing, or make additional financing (whether in the form of debt or equity) available to the Debtors or any other member of the Group, except to the extent expressly provided for in this Restructuring Plan or in the Restructuring Documents; nor

13.1.7 shall not require any of the Signatory Creditors to sign a Restructuring Document whose content is not reasonably consistent, in all material respects, with the provisions of this Restructuring Plan and with the term sheets or key terms documents which, where applicable, were used as the basis for its negotiation.

All of the foregoing is without prejudice to the consequences provided for (and the possibility for the Affected Creditors to exercise their respective rights and remedies in) any of such circumstances in accordance with the provisions of this Restructuring Plan and the other Restructuring Documents.

13.2 Duty to provide information in the event of inability to comply

13.2.1 Where a Party anticipates that it will be unable to take, or that it is reasonably likely that it will not take, or that it will refrain from taking, any action which, were it not for the provisions of Clause13.1 , would have been necessary for the implementation of the Restructuring Plan, that Party shall notify the other Parties as soon as it has reasonable knowledge of this.

13.2.2 In such a notification, the affected party must set out in reasonable detail the circumstances which, in its view, prevent the action from being taken because it would breach a legal, regulatory or fiduciary obligation, without this implying an obligation to disclose information subject to professional secrecy, solicitor-client privilege or any other form of legally protected confidentiality.

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14 Breach of the Restructuring Plan

14.1 The following circumstances shall constitute grounds for termination of this Restructuring Plan for the purposes of Article 671 of the TRLC:

14.1.1 If the Application for Approval is not accepted for processing.

14.1.2 If, prior to the Deadline:

(i) The judicial approval of this Restructuring Plan has been refused or has not been granted in accordance with the Application for Approval; or

(ii) The Order of Approval has not been issued.

14.1.3 If a judgment is handed down (in whole or in part) in favour of a challenge to the Order of Approval which:

(i) renders this Restructuring Plan ineffective; or

(ii) this would result in the effects of this Restructuring Plan not being extended to creditors whose financial claims account for more than 5% of the liabilities covered by the Restructuring Plan.

14.1.4 If none of the circumstances set out in Clause 3.5 (Actions prior to, concurrent with or subsequent to the Effective Date) occur within the timeframes specified therein.

14.1.5 If any Group company were to transfer, lend, grant or otherwise provide any financing, sum, guarantee, asset, right or otherwise provide financial assistance to ABL GmbH.

14.1.6 If any of the following circumstances were to arise:

(i) The non-payment of any amount owed by the Debtors under the New Debt Instruments or the Restructuring Documents, in accordance with their respective terms and conditions.

(ii) The early termination or cancellation of any New Debt Instrument.

(iii) The invalidity, ineffectiveness, loss of priority, impairment or unenforceability of any of the security interests or personal guarantees created (or to be created) under or in connection with any of the Restructuring Documents (expressly including the New Guarantees).

14.2 Should any of the circumstances set out in paragraph14.1 above arise, the Majority of Signatory Creditors may:

14.2.1 declare the Restructuring Plan terminated due to default (in accordance with Article 671 of the TRLC) and

14.2.2 exercise the relevant rights under the New Debt Instruments and the remaining Restructuring Documents, in accordance with the terms set out in those documents, including, in particular, the following:

(i) the cancellation of all working capital facilities (of any type) comprising the Affected Debt and the New Money, with no further amounts being available under such instruments;

(ii) the early maturity (and immediate accrual of all amounts due thereunder) of all the Affected Debt and the New Money; and

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(iii) the possibility of enforcing the security interests and personal guarantees (or any other protection or agreement) created or granted under or in connection with any of the Restructuring Documents.

14.3 The Parties expressly agree that the termination of the Restructuring Plan in accordance with the provisions of this Clause14 :

14.3.1 shall entail the cessation of the novation effects of the Affected Debt; although

14.3.2 it shall in no way affect the validity and enforceability of the New Guarantees or the Court’s Approval and its effects (in particular, but without limitation, the protection of the Interim Financing and the New Money).

15 Partial invalidity

15.1 Validity of the remaining provisions

Should any provision of this Restructuring Plan be declared null and void, invalid or unenforceable by a final decision of a competent court or tribunal or by the relevant administrative authority, this shall not affect the validity, enforceability or effectiveness of the remaining provisions, which shall remain in full force and effect to the extent that they can stand on their own without the affected provision, unless the clause or provision declared null and void, in r invalid or ineffective is essential to the legal or economic structure of the Restructuring Plan.

15.2 Replacement of void clauses

In the event provided for in Clause15.1 (Validity of the remaining provisions), the Parties undertake to negotiate in good faith to replace the clause or provision concerned, or the part thereof that is void, invalid or ineffective, with another that is valid and effective and which, as far as possible, produces legal and economic effects equivalent to those intended by the original clause.

16 Extension of the Standstill Agreement

16.1.1 The Signatory Creditors party to the Standstill Agreement agree to extend, for the benefit of the Debtors (as that term is defined in the Standstill Agreement), paragraph (c) of the definition of “Termination Date” contained in Clause 1.1 of the Standstill Agreement until the earlier of the following dates:

(i) the Effective Date;

(ii) the date on which a court order is issued rejecting the Application for Approval or otherwise refusing court approval of this Restructuring Plan; or

(iii) the Cut-off Time,

on the terms and to the extent set out in the Standstill Agreement and in this Restructuring Plan.

Upon the occurrence of any of the aforementioned dates, the “Termination Date” of the Standstill Agreement shall be deemed to have occurred, and the Standstill Agreement shall cease to have effect in accordance with its own terms.

16.1.2 The Debtors expressly accept (and declare that the other Debtors (as that term is defined in the Standstill Agreement) accept) this extension.

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17 Representative of the Debtors

Each of the Debtors irrevocably authorises, empowers and instructs Wallbox Chargers to sign, send and receive, as its agent, all documents and notices that a Debtor is required to sign, send and receive under the Restructuring Documents, and confirms that it shall be bound by any action taken by Wallbox Chargers pursuant to the Restructuring Documents in relation thereto.

18 Global Agent

18.1.1 The Debtors and the Signatory Creditors have appointed the Global Agent as agent for the Restructuring (and the Global Agent accepts such appointment) and, in that capacity, has been and shall be responsible, amongst other duties, for:

(i) receiving, managing and processing any documents relating to the implementation of the Restructuring, including any debt information documents, proof of debt freeze, proof of voting process freeze, relevant annex or form of information on holdings relating to the Affected Creditors and, where applicable, the delivery of such documents to the Debtors, the Restructuring Expert and/or the Notary involved for their incorporation into this Restructuring Plan by means of a notarial certificate or notarial act;

(ii) calculate the liabilities held by the Affected Creditors (broken down by Class of Affected Debt) and the percentages that such Affected Claims represent of the total Affected Debt;

(iii) calculate the liabilities held by the Affected Creditors to determine whether the majorities required under the Restructuring Documents have been achieved; and

(iv) to prepare and update, in coordination with the Debtors, the model for the allocation of economic rights and, where applicable, debt and/or equity instruments that may be allocated to the Affected Creditors in accordance with the measures set out in Clause6 (Restructuring Measures).

18.1.2 In the absence of manifest error, the Global Agent’s decision regarding the reconciliations, verifications and calculations carried out in accordance with this Restructuring Plan shall be final and may not be challenged by any of the Parties.

18.1.3 Each Signatory Creditor, in that capacity and, where applicable, as a member of any syndicate, pool or group of creditors, unconditionally and irrevocably waives and releases any claim that may arise against the Global Agent after the date of this Restructuring Plan (except in the case of wilful misconduct, fraud or gross negligence), in each case, in connection with the Global Agent’s performance of its duties in relation to the Restructuring and this Restructuring Plan.

18.1.4 The Global Agent shall provide any Affected Creditor who reasonably requests it with information relating to the aforementioned reconciliations, verifications and calculations that such person may reasonably require for the purposes of assessing and verifying such reconciliations, verifications and calculations.

18.1.5 Each of the Signatory Creditors hereby expressly, irrevocably and unconditionally grants the Global Agent the broadest powers of representation to, on behalf of and for the account of each of them, and acting, where applicable, with multiple

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representation, self-dealing and in situations of potential conflict of interest, and with the power of substitution or sub-delegation to the extent permitted by applicable law:

(i) to sign and deliver, and to have notarised where required, to take all necessary measures and to fulfil the Global Agent’s obligations under each of the Restructuring Documents and any supplementary documents to which the Global Agent is a party, for the purposes of implementing the Restructuring in accordance with the provisions of this Restructuring Plan;

(ii) to prepare, negotiate, agree, sign, amend, ratify, novate, supplement, clarify, rectify, remedy, reorder and, where appropriate, cancel any Restructuring Documents and supplementary documents that may be necessary or expedient for the full effectiveness of this Restructuring Plan and the measures contemplated therein; and

(iii) execute, in accordance with the terms set out in this Restructuring Plan, such public or private documents as may be necessary or expedient for the implementation of the Restructuring, including, in particular, any documents confirming compliance with the Conditions Precedent and the New Guarantees, as well as any other deed of formalisation, execution, rectification, correction or clarification relating to such instruments.

18.1.6 The Global Agent is a party to this Restructuring Plan solely for the purpose of receiving the instructions set out herein, and the functions it performs pursuant thereto are of an essentially mechanical and administrative nature, without assuming any obligation to provide legal, financial or tax advice to the Parties.

18.1.7 The Global Agent shall immediately forward to the recipient Party the original or a copy of any documents (other than standard voting forms, debt information forms or shareholding information forms which are centralised for the purposes of calculating majorities) which any Party delivers to the Global Agent for forwarding to said recipient Party.

18.1.8 The Global Agent shall not take any action in relation to any Restructuring Document or ancillary document that is materially inconsistent with this Restructuring Plan (including its annexes) considered as a whole, and shall be entitled to take no action in the event of any uncertainty or conflict, in which case it shall seek instructions from the Signatory Creditors or, where applicable, the Affected Creditors whose instructions are relevant in accordance with this Restructuring Plan.

18.1.9 By voting in favour of this Restructuring Plan or by acceding to it with the intention of being regarded as a Signatory Creditor in accordance with Clause10 ( Vote on the proposed Restructuring Plan and accession by Affected Creditors ) each Signatory Creditor:

(i) expressly consents and irrevocably and unconditionally instructs the Global Agent to, acting on behalf of and in the name of said Signatory Creditor, carry out all the actions provided for in this Clause18 (Global Agent) and, in general, whatever may be necessary or expedient for the full implementation of the Restructuring, the execution of the Restructuring Documents, the supplementary documents and any documents confirming compliance with the Conditions Precedent;

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(ii) releases, to the extent permitted by applicable law, the Global Agent from any restrictions relating to multiple representation and self-dealing, as well as from potential conflicts of interest arising from such situations, which may generally apply, to the extent necessary for the proper exercise of the powers conferred in this Restructuring Plan; and

(iii) undertakes, at the first request of the Global Agent, to ratify and confirm any actions taken by the Global Agent (or any of its substitutes or sub-agents) in the legitimate and proper exercise of the powers conferred under this Restructuring Plan, including, in particular, legal acts and transactions documented in any documents confirming compliance with the Conditions Precedent.

18.1.10 Notwithstanding the foregoing, any Signatory Creditor which, in accordance with its articles of association, internal regulations or applicable legislation, is unable to validly grant any of the powers, exemptions or waivers provided for in this Clause18 (Global Agent), shall notify the Global Agent and, upon the latter’s written request:

(i) appear and act jointly with the Global Agent to the extent that the Global Agent reasonably determines is necessary for the proper implementation of the Restructuring and the exercise of the rights and powers conferred on the Global Agent under this Restructuring Plan; or

(ii) grant, to the extent legally possible, a special power of attorney in favour of the Global Agent or a third party designated by the Global Agent so that the latter may carry out such acts, including, in particular, the Restricted Acts defined in the following section.

18.1.11 For the purposes of this Restructuring Plan, “Restricted Actions” shall be deemed to be all those actions which, in accordance with the regulations applicable to a specific Signatory Creditor, may be restricted or subject to conditions due to conflicts of interest, multiple representation or self-dealing, including, by way of example and without limitation:

(i) appearing before a notary on behalf of and in the name of said Signatory Creditor to have this Restructuring Plan notarised, any documents confirming compliance with the Conditions Precedent or any other Restructuring Documents or supplementary documents (or their amendments, novations, clarifications, corrections or rectifications), where the Global Agent acts simultaneously on behalf of the Debtors and/or other creditors;

(ii) the creation, modification, extension, distribution, reorganisation, consolidation, substitution, enforcement or cancellation of security interests or personal guarantees in favour of said Signatory Creditor, where the Global Agent also acts on behalf of other secured creditors or the guarantors themselves; and

(iii) in general, the execution of any deed, policy or other notarial or private document in which the Global Agent is required to act, in relation to such Signatory Creditor, in a situation of potential self-dealing or representation of conflicting interests.

18.1.12 Notwithstanding the foregoing, the appointment of the Global Agent by those entities that have notified it of this prior to the Signing Date (including BBVA), as a Signatory

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Creditor on the date of approval of this Restructuring Plan, expressly excludes the Global Agent’s authority to carry out the Restricted Actions on behalf of and in the name of those entities. However, whilst any of those entities retains the status of Affected Creditor or Signatory Creditor:

(i) it undertakes, to the extent legally possible, to act jointly with the Global Agent in those Restricted Actions where its direct involvement is necessary for the implementation of this Restructuring Plan, the execution of the Restructuring Documents, the supplementary documents or any documents confirming compliance with the Conditions Precedent, or, where applicable, to grant the necessary powers of attorney to the Global Agent or to a third party designated by the Global Agent so that the latter may carry out such restricted action; and

(ii) undertakes to observe and act, or refrain from acting, in accordance with any decisions adopted by the majorities of creditors provided for in this Restructuring Plan in relation to such Restricted Actions.

In particular, and without prejudice to the foregoing, the Global Agent’s functions in respect of such entities shall be exclusively administrative and coordinative in nature; consequently, the Global Agent may not act on behalf of or in the name of such entities in relation to acts involving the disposal, modification, waiver or enforcement of rights arising from this Restructuring Plan or the other Restructuring Documents, unless the entity in question has given its prior and express consent.

18.1.13 Under no circumstances shall the Debtors be obliged to bear or defray any additional costs or expenses that the Global Agent or the Signatory Creditors may incur in connection with the Restricted Actions, including those arising from the grant of special powers of attorney in favour of the Global Agent.

19 Confidentiality

19.1 General restrictions on disclosure

Subject to Clause19.2 and the terms of any confidentiality agreement between any member of the Group and any other Party, no Party shall disclose to any person:

19.1.1 the contents of this Restructuring Plan; or

19.1.2 any Confidential Information.

19.2 Excluded Information

The restrictions imposed by Clause19.1 (General Restrictions on Disclosure) shall not apply in respect of any information:

19.2.1 which is or becomes in the future in the public domain, except where this is the result of a breach of the said duty of confidentiality; or

19.2.2 which has been lawfully obtained by the receiving party from a person who, to the best of the receiving party’s knowledge and after making reasonable enquiries, is not a Party (other than any member of the Group) and who, to the best of the receiving party’s knowledge and after making reasonable enquiries, has not breached any confidentiality agreement in respect of such information.

19.3 Permitted disclosure

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A Party may disclose the contents of this Restructuring Plan and/or any Confidential Information:

19.3.1 to any potential assignee or sub-participant, provided that the relevant confidentiality agreement is entered into on terms similar to those set out in this Clause19 ( Confidentiality ), and provided that both the assignor and the assignee strictly comply with applicable US capital markets legislation;

19.3.2 to the subsidiaries, directors, board members, employees, contractors and professional advisers of the disclosing party for the purpose of discussing, negotiating, preparing, executing, implementing or completing the transactions contemplated in the Restructuring and in this Agreement;

19.3.3 the auditors of the disclosing party;

19.3.4 any person who is required or requested to disclose information by any government, banking, tax or other regulatory authority or similar body, the rules of the relevant stock exchange, or in accordance with any applicable law or regulation, or by a court of law;

19.3.5 to a court or authority in the course of proceedings, investigations or disputes before such court or authority to which the disclosing party is a party, where such disclosure is required by such proceedings, investigations or disputes or is necessary in connection with the exercise or defence of any right, power or remedy that it may have under a document to which it is a party; and

19.3.6 export credit insurers, public bodies or financial institutions that directly or indirectly underwrite, insure or guarantee any obligations of the Debtors (including, but not limited to, CESCE, FEI, ICO and their respective insurers or reinsurers).

19.4 Inside information

Each Party acknowledges that some or all of the Confidential Information is, or may be, price-sensitive information and that the use of such information may be regulated or prohibited by applicable law, including securities legislation relating to insider dealing and market abuse, and undertakes not to use such Confidential Information for any unlawful purpose.

20 Notifications

20.1 Written Communications

Any notice, approval, consent or other communication or document required to be given or delivered under or in connection with this Restructuring Plan shall be in writing and, unless otherwise specified, may be given or delivered by email or post.

20.2 Addresses

All notices, approvals, consents or other communications or documents under or in connection with this Restructuring Plan shall be delivered to the address (including email addresses) indicated next to the relevant name on the signature sheet.

20.3 Delivery

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20.3.1 All notices, approvals, consents or other communications or documents made or delivered by one person to another under or in connection with this Restructuring Plan shall only be effective:

(i) if sent by email, upon receipt in a readable format; or

(ii) if sent by post, when they have been delivered to the relevant address or five Business Days after being posted with postage paid in an envelope addressed to that address,

and, if a specific department or responsible person is specified as part of the address details provided in Clause20.2 (Addresses), if addressed to that department or responsible person.

20.3.2 Any notice, approval, consent or other communication or document made or delivered to Wallbox Chargers in accordance with this Clause shall be deemed to have been made or delivered to each of the Debtors.

20.3.3 Any notice, approval, consent or other communication or document issued or delivered pursuant to or in connection with this Restructuring Plan, and which is issued or delivered in accordance with paragraphs20.3.1 or20.3.2 above, after 17:00 at the place of receipt, shall be deemed to have been made or delivered on the following day (regardless of whether that is a Business Day at the place of receipt).

21 Waivers and consents

21.1.1 Subject to the provisions of Clause21.1.2 and to any provision expressly requiring the consent of a specific entity or a specific majority (the waiver of which, for the avoidance of doubt, shall require the consent of that entity or relevant majority), any waiver, dispensation or grant of consent in respect of any breach or requirement arising from this Restructuring Plan (including, for these purposes, its Annexes) which:

(i) is of a minor or technical nature, may be granted with the prior written consent of any Signatory Creditor that is unable to grant the relevant powers to the Global Agent (as referred to in Clause18.1.10 ), the Global Agent and Wallbox Chargers; and

(ii) is not minor or technical, may only be granted with the prior written consent of the Majority of Signatory Creditors and Wallbox Chargers.

21.1.2 Any waiver, dispensation or consent granted pursuant to this clause shall be binding on all Parties.

22 Costs and Expenses

22.1 Transaction/Enforcement Costs

22.1.1 The Debtors undertake to bear the obligation to pay or, where applicable, at the request of the Global Agent, to reimburse the latter and the Affected Creditors for any fees, charges, remuneration, expenses, taxes, duties and other sums that are now or in the future due or accrued, as a result of the negotiation, preparation, execution, performance, registration, implementation or termination of this Restructuring Plan or the other Restructuring Documents (the “Expenses and Taxes”), and including, but not limited to, the following Expenses and Taxes:

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(i) the notaries’ fees and expenses incurred in the formalisation of this Restructuring Plan in a public deed, as well as the formalisation of the Restructuring Documents in public deeds, including those for the issuance of first copies (whether or not enforceable), and their respective amendments;

(ii) the remuneration and expenses corresponding to the professional advisers involved in the transaction (for fees accrued up to the Signing Date in relation to the preparation, negotiation and signing of the Restructuring Documents and any fees that may accrue in relation to the monitoring, maintenance and cancellation of the Restructuring Documents), provided that these have been previously agreed with Wallbox Chargers;

(iii) the judicial and extrajudicial costs, expenses and fees, including lawyers’ and solicitors’ fees and notaries’ fees, incurred as a direct consequence of the execution, breach or termination of this Restructuring Plan and the other Restructuring Documents; and

(iv) taxes, surcharges, duties or fees, whether state or otherwise, which are or may in future be levied on the execution or registration of this Restructuring Plan and the other Restructuring Documents, as well as on their amendment, performance and termination as provided for in this Restructuring Plan, including where, in accordance with applicable legislation or case law, the Global Agent or any of the Affected Creditors were to be considered liable for such taxes, surcharges, duties or fees, including, in particular, Stamp Duty that may be payable in connection with the formalisation, registration, amendment, execution or cancellation of the Restructuring Documents, even if the person liable for such tax were formally the Global Agent or any of the Affected Creditors.

22.1.2 Having negotiated this individually, the Parties agree that, if, in accordance with applicable legislation or case-law interpretation, the Global Agent or any of the Affected Creditors were required or obliged to pay any Expenses and Taxes to , the Debtors shall reimburse such amount to the Global Agent or the Operating Entities, as the case may be, upon the Agent’s request and as soon as practicable. The Parties acknowledge the essential nature of this agreement and that, without it, the Global Agent and the Signatory Creditors would never have entered into this Restructuring Plan, the other Restructuring Documents, or agreed to the Restructuring on the agreed terms.

22.1.3 The Debtors undertake to indemnify the Global Agent and the Affected Creditors in respect of any liabilities, expenses or claims that may arise from the non-payment or delay in payment of any of the Expenses and Taxes, unless such circumstance is directly attributable to the Affected Creditors or the Agent, as the case may be.

22.1.4 The Debtors and the Affected Creditors agree that the Debtors shall bear any costs, premiums or other amounts relating to the extension, modification or renewal of the ICO guarantee and CESCE insurance granted in respect of any Affected Debt (including, without limitation, the ICO Affected Debt), arising as a result of the extension of said guarantee to the new maturity date or of any other legal transaction provided for in the Restructuring Documents.

22.2 Amendment costs

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In the event that a Debtor requests any amendment, waiver, dispensation or consent in respect of a Restructuring Document, the Debtors shall reimburse the Global Agent and the Signatory Creditors, upon their request and as soon as practicable, the amount corresponding to all costs and expenses (including legal fees) incurred in connection with the assessment, negotiation, fulfilment or response to the relevant request or requirement, provided that these have been previously agreed with Wallbox Chargers.

23 Assignment by Affected Creditors

23.1 The Parties agree that, in the event that any Affected Creditor assigns to any third party all or part of its credit rights or contractual position against any of the Debtors in relation to this Restructuring Plan and/or any Restructuring Documents (taking into account the rules on assignment included in the relevant Restructuring Document, which must be observed in all cases), the assignee must accede to this Restructuring Plan as an “Affected Creditor”. For these purposes, the relevant Affected Creditor:

23.1.1 notify the Global Agent of their intention to assign their contractual position (in whole or in part) prior to the formalisation of any assignment agreement; and

23.1.2 shall require the assignee to adhere to this Restructuring Plan by signing the relevant instrument of adherence, which shall be recorded in a public deed.

23.2 The assignment of the relevant credit rights and/or contractual position under this Restructuring Plan and/or under the Restructuring Documents shall be null and void and shall have no effect whatsoever between the Parties until the assignee has acceded to this Restructuring Plan in accordance with the terms set out in clause23.1 above, with the assigning Affected Creditor being liable for any damages that such circumstance may cause to the other Parties.

24 Governing law and jurisdiction

24.1 This Restructuring Plan shall be governed by and construed in accordance with Spanish civil law.

24.2 Any dispute arising from or in connection with this Restructuring Plan shall be submitted to the courts and tribunals of the city of Barcelona.

AND IN WITNESS WHEREOF and as a guarantee of compliance, the Parties sign this Restructuring Plan in one (1) single copy, at the place and on the date set out in the heading, for its formalisation by means of a deed executed on this same date before the Notary of Madrid, Mr [***].

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

The Debtors WALL BOX CHARGERS, S.L.U. ____________________ Name: Title:
WALLBOX USA INC. ____________________ Name: Title:
AR ELECTRONICS SOLUTIONS, S.L.U. ____________________ Name: Title:

Address for service:
For the attention of:
Tel:
Email:

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

The Data Subjects WALL BOX CHARGERS, S.L.U. ____________________ Name: Title:
WALLBOX USA INC. ____________________ Name: Title:
AR ELECTRONICS SOLUTIONS, S.L.U. ____________________ Name: Title:
WALLBOX, N.V. ____________________ Name: Title: WALLBOX UK LIMITED ____________________ Name: Title:

Address for service:
Att:
Tel:
Email:

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

The Original Guarantors WALL BOX CHARGERS, S.L.U. ____________________ Name: Title:
WALLBOX USA INC. ____________________ Name: Title:
AR ELECTRONICS SOLUTIONS, S.L.U. ____________________ Name: Title:
WALLBOX, N.V. ____________________ Name: Title: COIL INC ____________________ Name: Title:

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

WALLBOX FRANCE SAS ____________________ Name: Title:

ELECTROMAPS, S.L.U.

____________________

Name:
Title:

Address for service:
Att:
Tel:
Email:

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

Operational Debtors WALL BOX CHARGERS, S.L.U. ____________________ Name: Title:
WALLBOX USA INC. ____________________ Name: Title:
AR ELECTRONICS SOLUTIONS, S.L.U. ____________________ Name: Title:
WALLBOX UK LIMITED ____________________ Name: Title: WALLBOX USA INC. ____________________ Name: Title:

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

WALLBOX FRANCE SAS ____________________ Name: Title: WALLBOX ITALY S.R.L. ____________________ Name: Title:

Address for service:
Att:
Tel:
Email:

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

The Global Agent PALMER AGENCY SERVICES (SPAIN), S.L.U. ____________________ Name: Title:
____________________ Name: Title: Address for service: Att: Tel: Email:

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

The Signatory Creditors BANCO BILBAO VIZCAYA ARGENTARIA, S.A. ____________________ Name: Title:
____________________ Name: Title: Address for service: Att: Tel: Email:

CHOICE OF VOLUNTARY TERMS
BY ORIGINAL SIGNATORY CREDITORS

The Original Signatory Creditor shall expressly and irrevocably select the applicable options.

If no selection is made, the options indicated as “default” shall apply.

•
Prior to signing the Restructuring Plan, the Affected Creditor has informed the Global Agent of the specific debt facilities or instruments to which the options chosen on this signature sheet are to apply (information set out in Annex 1 of the Working Capital Framework Agreement and in Annex 1 of the Loan Framework Agreement).

•
Class 1 (only if the Affected Creditor holds Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Class 1 Standard Terms (default).

☐ Class 1 Alternative Terms.

in both cases, on the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

•
Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Class 2 Standard Terms (default), in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all its Class 2 working capital Affected Debt (and, where applicable, Class 1 debt subject to Class 1 Alternative Terms), of the Alternative Terms (Working Capital), in accordance with the terms set out in the Working Capital Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term debt (and, where applicable, Class 1 debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), in accordance with the terms set out in the Loans Framework Agreement.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

BANCO SANTANDER, S.A. ____________________ Name: Title:
____________________ Name: Title: Address for service: Att: Tel: Email:

CHOICE OF VOLUNTARY TERMS
BY ORIGINAL SIGNATORY CREDITORS

The Original Signatory Creditor shall expressly and irrevocably select the applicable options.

If no selection is made, the options indicated as “default” shall apply.

• Prior to signing the Restructuring Plan, the Affected Creditor has informed the Global Agent of the specific debt facilities or instruments to which the options chosen on this signature sheet are to apply (information set out in Annex 1 of the Working Capital Framework Agreement and in Annex 1 of the Loan Framework Agreement).

• Class 1 (only if the Affected Creditor holds Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Class 1 Standard Terms (default).

☐ Class 1 Alternative Terms.

in both cases, on the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

• Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Class 2 Standard Terms (default), in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all its Class 2 current Affected Debt (and, where applicable, Class 1 debt subject to Class 1 Alternative Terms), of the Alternative Terms (Current), in accordance with the terms set out in the Current Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term debt (and, where applicable, Class 1 debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), in accordance with the terms set out in the Loans Framework Agreement.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

CAIXABANK, S.A. ____________________ Name: Title:
____________________ Name: Title: Address for service: Att: Tel: Email:

CHOICE OF VOLUNTARY TERMS
BY ORIGINAL SIGNATORY CREDITORS

The Original Signatory Creditor shall expressly and irrevocably select the relevant options.

If no selection is made, the options indicated as “default” shall apply.

• Prior to signing the Restructuring Plan, the Affected Creditor has informed the Global Agent of the specific debt facilities or instruments to which the options chosen on this signature sheet are to apply (information set out in Annex 1 of the Working Capital Framework Agreement and in Annex 1 of the Loan Framework Agreement).

• Class 1 (only if the Affected Creditor holds Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Class 1 Standard Terms (default).

☐ Alternative Conditions Class 1.

in both cases, in accordance with the terms set out in the Framework Agreement on Cash and, where applicable, in the Framework Agreement on Loans.

• Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Class 2 Standard Terms (default), in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all its Class 2 current Affected Debt (and, where applicable, Class 1 debt subject to Class 1 Alternative Terms), of the Alternative Terms (Current), in accordance with the terms set out in the Current Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term debt (and, where applicable, Class 1 debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), in accordance with the terms set out in the Loans Framework Agreement.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

EBN BANCO DE NEGOCIOS, S.A. ____________________ Name: Title:
____________________ Name: Title: Address for service: Att: Tel: Email:

CHOICE OF VOLUNTARY TERMS
BY ORIGINAL SIGNATORY CREDITORS

The Original Signatory Creditor shall expressly and irrevocably select the relevant options.

If no selection is made, the options indicated as “default” shall apply.

• Prior to signing the Restructuring Plan, the Affected Creditor has informed the Global Agent of the specific debt facilities or instruments to which the options chosen on this signature sheet are to apply (information set out in Annex 1 of the Working Capital Framework Agreement and in Annex 1 of the Loan Framework Agreement).

• Class 1 (only if the Affected Creditor holds Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Class 1 Standard Terms (default).

☐ Class 1 Alternative Terms.

in both cases, on the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

• Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Class 2 Standard Terms (default), in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all its Class 2 current Affected Debt (and, where applicable, Class 1 debt subject to Class 1 Alternative Terms), of the Alternative Terms (Current), in accordance with the terms set out in the Current Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term debt (and, where applicable, Class 1 debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), in accordance with the terms set out in the Loans Framework Agreement.

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[Signature sheet – Restructuring plan]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

OFFICIAL CREDIT INSTITUTE, E.P.E. ____________________ Name: Title:
____________________ Name: Title: Address for service: Att: Tel: Email:

CHOICE OF VOLUNTARY TERMS
BY ORIGINAL SIGNATORY CREDITORS

The Original Signatory Creditor shall expressly and irrevocably select the relevant options.

If no selection is made, the options indicated as “default” shall apply.

• Prior to signing the Restructuring Plan, the Affected Creditor has informed the Global Agent of the specific debt facilities or instruments to which the options chosen on this signature sheet are to apply (information set out in Annex 1 of the Working Capital Framework Agreement and in Annex 1 of the Loan Framework Agreement).

• Class 1 (only if the Affected Creditor has Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Standard Class 1 Terms (default).

☐ Class 1 Alternative Terms.

in both cases, in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

• Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Class 2 Standard Terms (default), in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all its Class 2 current Affected Debt (and, where applicable, Class 1 debt subject to Class 1 Alternative Terms), of the Alternative Terms (Current), in accordance with the terms set out in the Current Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term debt (and, where applicable, Class 1 debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), in accordance with the terms set out in the Loans Framework Agreement.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

INSTITUT CATALÀ DE FINANCES ____________________ Name: Title:
____________________ Name: Title: Address for service: Att: Tel: Email:

CHOICE OF VOLUNTARY TERMS
BY ORIGINAL SIGNATORY CREDITORS

The Original Signatory Creditor shall expressly and irrevocably select the applicable options.

If no selection is made, the options indicated as “default” shall apply.

• Prior to signing the Restructuring Plan, the Affected Creditor has informed the Global Agent of the specific debt facilities or instruments to which the options chosen on this signature sheet are to apply (information set out in Annex 1 of the Working Capital Framework Agreement and in Annex 1 of the Loan Framework Agreement).

• Class 1 (only if the Affected Creditor holds Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Class 1 Standard Terms (default).

☐ Class 1 Alternative Terms.

in both cases, on the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

• Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Class 2 Standard Terms (default), in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all its Class 2 current Affected Debt (and, where applicable, Class 1 debt subject to Class 1 Alternative Terms), of the Alternative Terms (Current), in accordance with the terms set out in the Current Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term debt (and, where applicable, Class 1 debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), in accordance with the terms set out in the Loans Framework Agreement.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

MORA BANC GRUP, S.A. ____________________ Name: Title:
____________________ Name: Title: Address for service: Att: Tel: Email:

CHOICE OF VOLUNTARY TERMS
BY ORIGINAL SIGNATORY CREDITORS

The Original Signatory Creditor shall expressly and irrevocably select the relevant options.

If no selection is made, the options indicated as “default” shall apply.

• Prior to signing the Restructuring Plan, the Affected Creditor has informed the Global Agent of the specific debt facilities or instruments to which the options chosen on this signature sheet are to apply (information set out in Annex 1 of the Working Capital Framework Agreement and in Annex 1 of the Loan Framework Agreement).

• Class 1 (only if the Affected Creditor has Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Class 1 Standard Terms (default).

☐ Class 1 Alternative Terms.

in both cases, in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

• Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Class 2 Standard Terms (default), in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all its Class 2 current Affected Debt (and, where applicable, Class 1 debt subject to Class 1 Alternative Terms), of the Alternative Terms (Current), in accordance with the terms set out in the Current Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term debt (and, where applicable, Class 1 debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), in accordance with the terms set out in the Loans Framework Agreement.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

COMPAÑÍA ESPAÑOLA DE FINANCIACIÓN DEL DESARROLLO, COFIDES, S.A., S.M.E. AS MANAGER IN ITS OWN NAME AND ON BEHALF OF THE FUND FOR INVESTMENTS ABROAD, F.C.P.J. (FIEX) ____________________ Name: Title:

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

CHOICE OF VOLUNTARY TERMS
BY ORIGINAL SIGNATORY CREDITORS

The Original Signatory Creditor shall expressly and irrevocably select the applicable options.

If no selection is made, the options indicated as “default” shall apply.

• Prior to signing the Restructuring Plan, the Affected Creditor has informed the Global Agent of the specific debt facilities or instruments to which the options chosen on this signature sheet are to apply (information set out in Annex 1 of the Working Capital Framework Agreement and in Annex 1 of the Loan Framework Agreement).

• Class 1 (only if the Affected Creditor holds Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Class 1 Standard Terms (default).

☐ Class 1 Alternative Terms.

in both cases, on the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

• Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Class 2 Standard Terms (default), in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all its Class 2 current Affected Debt (and, where applicable, Class 1 debt subject to Class 1 Alternative Terms), of the Alternative Terms (Current), in accordance with the terms set out in the Current Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term debt (and, where applicable, Class 1 debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), on the terms set out in the Loans Framework Agreement.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

[Signature sheet – Restructuring plan]

Annex 1
Organisational chart

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i

Anexo 2
Report by the Restructuring Expert

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Anexo 3
Definitions

“Shareholders” has the meaning attributed to it in the Parties Declaration (E) .

“Original Shareholders” has the meaning attributed to it in Parties Declaration (E) .

“ICO Lender” has the meaning attributed to it in Clause2.4 (ICO Regulations).

“Affected Creditors” means those creditors who hold Affected Debt (and who are identified in Annex 4 (Details of the Affected Debt)).

“Financial Creditors” means those Affected Creditors holding Affected Debt of a financial nature, including credit institutions, public financial institutions, institutional bodies and other institutional investors holding loans, credit facilities, lines of credit, sureties, guarantees, derivatives or other financial debt instruments, whether they have senior, ordinary or subordinated status in accordance with the provisions of the TRLC.

“Signatory Creditors” means (i) the Original Signatory Creditors and (ii) any other Affected Creditor who votes in favour of or adheres to this Restructuring Plan with the intention of being considered a Signatory Creditor in accordance with Clause10 ( Vote on the proposed Restructuring Plan and adherence by Affected Creditors ) below.

“Original Signatory Creditors” has the meaning attributed to it in the “Parties”.

“Non-Financial Creditors” means those Affected Creditors holding Affected Debt of a non-financial nature, including suppliers of goods and services, lessors, providers of logistics, maintenance, transport and similar services, agents, distributors, commission agents, commercial representatives and other creditors arising from commercial relationships or the provision of services in the ordinary course of the Debtors’ business, whether they have ordinary or subordinated status in accordance with the provisions of the TRLC.

“Non-Signatory Creditors” means those Affected Creditors who are not Signatory Creditors.

“Restricted Actions” has the meaning attributed to it in Clause18.1.11 .

“Standstill Agreement” has the meaning attributed to it in the Parties Declaration (D) .

“Working Capital Framework Agreement” means the framework agreement to be entered into on this date by, amongst others, the Debtors and the Global Agent, pursuant to which the common terms applicable to the working capital debt instruments comprising Class 1 and Class 2 of the Affected Debt are governed.

“Loan Framework Agreement” means the framework agreement to be entered into on this same date by, amongst others, the Debtors and the Global Agent, pursuant to which the common terms applicable to the debt instruments of a term loan nature comprising Class 1 and Class 2 of the Affected Debt are governed.

“Contributions” has the meaning attributed to it in Clause6.1.2 .

“Approval Order” means the order approving the Restructuring Plan issued by the Court confirming the effects requested in the Application for Approval, in accordance with the provisions of this Restructuring Plan.

“ICO Guarantee” means any guarantee issued by the ICO to secure the financing granted under the ICO Affected Debt.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

“Letter of Declaration of Interest” has the meaning attributed to it in Parties Declaration (E) .

“Letter of Election” means a letter drawn up in accordance with the template attached as Annex 11 ( Letter of Election ).

“Class 1”, “Class 2”, “Class 3”, “Class 4” and “Class 5” have the meanings assigned to them in Clause5.2.3 .

“Classes” means Class 1, Class 2, Class 3, Class 4 and Class 5.

“Binding Investment Commitment” has the meaning attributed to it in Parties Declaration (E) .

“Funding Condition” has the meaning attributed to it in Clause3.1.3 .

“Class 1 Alternative Conditions” has the meaning attributed to it in Clause6.3.1 .

“Class 2 Alternative Conditions” has the meaning attributed to it in Clause6.3.2 .

“Alternative Terms (Working Capital)” has the meaning assigned to it in Clause6.3.2 .

“Alternative Conditions (Loans)” has the meaning attributed to it in Clause6.3.2 .

“Available Conditions Classes 1 and 2” has the meaning attributed to it in Clause6.7.1 .

“Class 1 Standard Terms” has the meaning given to it in Clause6.3.1 .

“Class 2 Standard Conditions” has the meaning attributed to it in Clause6.3.2 .

“Suspensive Conditions” has the meaning attributed to it in Clause3.3.1 .

“Creditors’ Agreement” has the meaning attributed to it in Clause6.8 (Creditors’ Agreement).

“Affected Debt” has the meaning attributed to it in Clause 5.1.1.(ii) .

“ICO Affected Debt” means the Affected Debt in respect of which an ICO Guarantee has been issued and only in respect of the portion of the debt guaranteed by the ICO Guarantee in question.

“Unencumbered Debt” has the meaning attributed to it in Clause5.3.1 .

“Debtors” has the meaning attributed to it in the “Parties”.

“Confirming Debtors” has the meaning attributed to it in the “Parties”.

“Factoring Debtors” has the meaning attributed to it in the “Intervening Parties”.

“Operating Debtors” has the meaning attributed to it in the “Intervienen”.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for ordinary business in Barcelona, Madrid and New York.

“Restructuring Documents” means:

(i) the Restructuring Plan,

(ii) the Application for Approval,

(iii) the New Debt Instruments,

(iv) the documents pursuant to which the Contributions are formalised,

(v) the New Guarantee;

(vi) the Agreement between Creditors;

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

(vii) and any other documents or agreements entered into within the framework of or under the Restructuring Plan (or any of the foregoing documents),

including in all cases their respective annexes, as well as the voting records to be issued by the Signatory Creditors in relation to the ICO positions, any document of accession, supplement, amendment, novation, ratification or which, in general, elaborates upon, novates or supplements them.

“Deed of Completion” means the public document certifying the fulfilment of all the Conditions Precedent and which must be executed before a Notary in accordance with the terms set out in this Restructuring Plan.

“Restructuring Expert” has the meaning attributed to it in the Parties Declaration (G) .

“Effective Date” means the date of execution of the Deed of Completion.

“Option Exercise End Date” has the meaning attributed to it in Clause10 ( Vote on the proposed Restructuring Plan and acceptance by Affected Creditors ).

“Signing Date” means the date of this Restructuring Plan (i.e. 8 April 2026).

“Subsidiary”, in relation to an entity, means an entity that:

(i) is controlled or owned, directly or indirectly, by the first;

(ii) more than 50% of the capital carrying voting rights or similar rights of ownership and/or control is owned (legally or beneficially), directly or indirectly, by the first entity; or

(iii) is a subsidiary of another subsidiary of the first entity or company mentioned,

and, for these purposes, an entity shall be deemed to be controlled by another if the latter has the ability or power to direct its management and policies, whether through the holding of voting shares, by contract, by acting in concert with other shareholders, or in any other manner (including, without limitation, when used in relation to a Spanish company, as provided for in Article 42 of the Commercial Code).

“Interim Financing” has the meaning given to it in Clause6.1.1 .

“Affected Guarantors” has the meaning attributed to it in Clause9.1 (Affected Guarantors).

“Original Guarantors” has the meaning attributed to it in the “Intervening Parties”.

“Personal Guarantee” means any undertaking to pay or other obligation assumed by a third party (including, for the sake of clarity, the Guarantees of the Affected Guarantors) or by one of the Debtors securing the performance of the Affected Debt and which is set out in Annex 4 (Details of the Affected Debt) of this Restructuring Plan.

“Guarantees of the Affected Guarantors” has the meaning attributed to it in Clause9.2 ( Guarantees of the Affected Guarantors ).

“Security Interests” means any security interest created over assets or rights, whether movable or immovable, belonging to any of the Debtors or a third party (including, for the avoidance of doubt, the Security Interests of the Affected Guarantors), to secure the performance of the Affected Debt, as set out in Annex 4 (Details of the Affected Debt) of this Restructuring Plan.

“Group” means Wallbox NV, each of the Debtors, and their respective Subsidiaries at any given time.

“Deadline” has the meaning attributed to it in Clause3.3.2 .

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v

“Voting Deadline” has the meaning attributed to it in Clause10 ( Vote on the proposed Restructuring Plan and accession of Affected Creditors ).

“Funding Deadline” has the meaning attributed to it in Clause3.1.3 .

“ICO” means the Instituto de Crédito Oficial, E.P.E.

“Confidential Information” means all information relating to any Debtor, the Group, or the Restructuring Documents, of which a Party becomes aware in its capacity as a Party, or for the purpose of becoming a Party, or which it receives in connection with the Restructuring Documents, originating from:

(i) any member of the Group or any of its advisers; or

(ii) another Party, if such information was obtained by that Party, directly or indirectly, from any member of the Group or any of its advisers,

in any form, including both information communicated orally and information contained in documents, electronic files or any other format that records, derives or reproduces such information, but excluding information that:

(i) is or becomes public knowledge, unless this is due, directly or indirectly, to a breach by that Party of the Confidentiality Clause (19);

(ii) has been identified in writing as non-confidential, at the time of its disclosure, by any member of the Group or any of its advisers;

(iii) is known to the Party prior to the date on which it was disclosed to it in accordance with the preceding paragraphs, or has been lawfully obtained by that Party subsequently, in both cases from a source which, to the best of that Party’s knowledge, is not connected to the Group and which, likewise to the best of its knowledge, is not subject to any confidentiality obligation nor has been obtained in breach of any confidentiality obligation.

“Restructuring Expert’s Report” has the meaning attributed to it in Parties Declaration (G) .

“Majority of Signatory Creditors” shall mean the Signatory Creditors who, collectively, represent more than 66 2 /3 % of the value of the Affected Debt of all Signatory Creditors.

“ICO Regulations” means any rules, regulations, clauses, notes, contracts, framework agreements, covenants, notes issued by the ICO or terms applicable to the ICO Guarantees.

“Notary” means the notary who draws up this Restructuring Plan in accordance with Clause7.5 ( Formalisation of the Restructuring Plan in a public ), namely the Notary of Madrid, Mr [***], or any other notary acting in his stead.

“Closing Notice” means the written notice sent by the Global Agent in accordance with Clause3.3.5 .

“New Guarantees” means the warrants, security interests and personal guarantees (of any type or nature) identified in (or granted in security for the obligations assumed by any Group company pursuant to) any of the New Debt Instruments, expressly including, but not limited to, those set out in (New Guarantees).

“New Money” has the meaning attributed to it in Clause6.1.2 .

“New Debt Instruments” means, collectively and as novated from time to time:

(i) the Interim Financing;

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(ii) the New Money;

(iii) the Framework Loan Agreement;

(iv) the Working Capital Framework Agreement; and

(v) the debt instruments subject, respectively, to the Master Loan Agreement and the Master Working Capital Agreement.

“Parties” means, collectively, the Borrowers and the Signatory Lenders.

“Restructuring Plan” has the meaning attributed to it in the Parties Declaration (L) .

“Viability Plans” means the viability plans drawn up by the Debtors (with the assistance of their financial advisers) in relation to each of the Debtors, a copy of which is attached to this Restructuring Plan as Annex 8 (Viability Plans).

“Bridge Loan” has the meaning attributed to it in Clause6.1.1 .

“Loans (Tranche A)” has the meaning attributed to it in Clause6.3.2 .

“Loans (Tranche B)” has the meaning attributed to it in Clause6.3.2 .

“Restructuring” has the meaning attributed to it in Recital (B) .

“Application for Approval” means the written application for approval of this Restructuring Plan submitted by the Debtors to the Commercial Division of the Court of First Instance of Barcelona (Plaza no. 9), in accordance with Article 643 of the TRLC and in accordance with the terms of Clause12 ( Application for approval ) of this Restructuring Plan.

“TRLC” means Royal Legislative Decree 1/2020 of 5 May, approving the consolidated text of the Insolvency Act.

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Anexo 4
Details of the Affected Debt6 7

This Annex sets out, for each of the Debtors, a detailed breakdown of the claims comprising the Affected Debt, specifying: (i) the Affected Creditor holding the claim; (ii) the underlying instrument or legal relationship; (iii) the class of claim to which it belongs, for the purposes of Article 623 of the TRLC; (iv) the breakdown of its amount into principal, ordinary interest, default interest and other ancillary items; and (v) the existence and type of security or personal guarantees associated with each claim (including the Guarantees of the Affected Guarantors).

6For the purposes of this Restructuring Plan, all amounts shall be restated on the date of signing of this Restructuring Plan using the exchange rate in force at that time, and the calculation of the majorities obtained for the approval of this Restructuring Plan shall be carried out in accordance with Article 617.3 of the Commercial Code.

7With regard to the “List of Security Interests” and the “List of Personal Guarantees” of Party A (Wallbox Chargers, S.L.U.) and Party B (Wallbox USA Inc.) in this Annex, it is hereby noted that, notwithstanding the Debtor’s disagreement regarding (i) the Syndicated Financing, documented in the deed executed on 16 October 2023 before the Notary of Barcelona, Ms Laura Nogales Martín, under number 206 of her register of transactions, whereby EBN Banco de Negocios, S.A., Institut Català de Finances, Instituto de Crédito Oficial, E.P.E. and Mora Banc Grup, S.A. granted financing to Wall Box Chargers, S.L.U. with the personal guarantee of Wallbox USA, Inc. and Wallbox N.V., and (ii) the COFIDES Financing, documented in the deed executed on the same date before the same Notary under number 207 of her register of transactions, whereby COMPAÑÍA ESPAÑOLA DE FINANCIACIÓN DEL DESARROLLO, COFIDES, S.A. S.M.E. (acting as manager in its own name and on behalf of the Fondo para Inversiones en el Exterior F.C.P.J. (FIEX)) granted financing to Wallbox USA, Inc. with the personal guarantee of Wallbox Chargers, S.L.U. and Wallbox N.V., the security interests created are shared between both financing arrangements and rank equally with each other (first rank) and are governed by the provisions of the intercreditor agreement executed on the same date before the same Notary under number 208 of the register of transactions. The security interests include, in particular: (a) a concurrent first-ranking non-possessory pledge over certain machinery and assets, granted by Wall Box Chargers, S.L.U. as pledgor in favour of EBN, ICF, ICO, Mora Banc and COFIDES (FIEX) as pledgees, formalised in the corresponding first-ranking concurrent non-possessory pledge policy (and novated/supplemented by the corresponding subsequent policies); (b) the first-ranking concurrent chattel mortgage over certain machinery and assets, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICF, ICO, Mora Banc and COFIDES (FIEX); (c) the first-ranking concurrent pledge over the credit rights arising from bank accounts, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICO, ICF and Mora Banc; (d) the first-ranking pledge over the credit rights arising from the main account held at EBN Banco de Negocios, S.A., granted by Wallbox USA, Inc. in favour of COFIDES (FIEX); and (e) the first-ranking concurrent pledge over the credit rights arising from the current insurance policies insuring the Wallbox Barcelona Assets, granted by Wall Box Chargers, S.L.U. in favour of EBN, ICO, ICF, Mora Banc and COFIDES (FIEX), with notification to the insurer designating those entities as beneficiaries of the said policies.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

PART A: Wallbox Chargers, S.L.U.

[Intentionally omitted]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Total Wallbox Chargers

	Credit Class	Total amount (€)
1	Class 1 – Senior debt	25,980,815.5
2	Class 2 – Ordinary financial liabilities	106,674,075.2
3	Class 3 – Non-financial Ordinary Liabilities (suppliers)	15,231.,270.5
4	Class 4 – Subordinated Liabilities (Financial)	4,114,292.0
5	Class 5 – Subordinated liabilities (intra-group)	31,410,736.2
	Total Wallbox Chargers, S.L.	183,411,189.4

List of Security Interests

[Intentionally omitted]

List of Personal Guarantees

[Intentionally omitted]

List of Affected Guarantors and the Guarantees of the Affected Guarantors

[Intentionally omitted]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

x

PART B: Wallbox USA Inc.

[Intentionally omitted]

Total Wallbox USA Inc.

	Credit class	Total amount (€)
1	Class 1 – Senior debt	20.134,0
2	Class 2 – Ordinary financial liabilities	23.796.282,0
4	Class 4 – Subordinated liabilities (financial)	695.885,8
5	Class 5 – Subordinated liabilities (intra-group)	6.499.343,7
	Total Wallbox USA Inc.	31.011.645,5

List of Security Interests

[Intentionally omitted]

List of Personal Guarantees

[Intentionally omitted]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

List of Affected Guarantors and the Guarantees of the Affected Guarantors

[Intentionally omitted]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

PART C: AR Electronics Solutions. S.L.U.

[Intentionally omitted]

Total AR Electronics Solutions, S.L.U.

	Credit Class	Total amount (€)
2	Class 2 – Ordinary financial liabilities	4.228.126,7
3	Class 3 – Ordinary non-financial liabilities (suppliers)	171.085,8
4	Class 4 – Subordinated liabilities (financial)	280.388,5
5	Class 5 – Subordinated liabilities (intra-group)	3.294.126,6
	Total AR Electronic Solutions, S.L.U.	7.973.727,6

List of Personal Guarantees

[Intentionally omitted]

List of Affected Guarantors and the Guarantees of the Affected Guarantors

[Intentionally omitted]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Annex 5
New Guarantees

Nº	Type of guarantee	Category	Guarantor / Issuer / Pledgor	Secured Asset / Collateral	Grant
1	Personal guarantee on first demand	Personal guarantee	Wall Box Chargers, S.L.U.	-	Signing Date
2	Personal guarantee on first demand	Personal guarantee	Wallbox NV	-	Signing Date
3	Personal guarantee on first demand	Personal guarantee	AR Electronic Solutions, S.L.U.	-	Signing Date
4	Personal guarantee on first demand	Personal guarantee	Wallbox USA Inc.	-	Signing Date
5	Personal guarantee on first demand	Personal guarantee	Electromaps, S.L.U.	-	Signing Date
6	Personal guarantee on first demand	Personal guarantee	Wallbox France SAS	-	Signing Date
7	Personal guarantee on first demand	Personal guarantee	COIL INC.	-	Signing Date
8	Share warrants	Warrants	Wall Box Chargers, S.L.U. (once converted into a S.A.)	Newly issued shares of Wall Box Chargers, S.A.	30 September 2026
9	Pledge of shares	Pledge of shares	Wallbox NV	Shares of Wall Box Chargers, S.L.U.	Signing Date (conditioned) and ratified, in any event, on or before the Effective Date
10	Pledge of shares	Pledge of shares	Wallbox NV	Shares of Wall Box Chargers, S.L.U.	31 July 2026
11	Pledge of shares	Pledge of shares	Wall Box Chargers, S.L.U.	Shares of AR Electronics Solutions, S.L.U. (ARES)	Signing Date
12	Pledge of shares	Pledge of shares	Wall Box Chargers, S.L.U.	Shares of Wallbox USA Inc.	Effective Date
13	Pledge of shares	Pledge of shares	Wall Box Chargers, S.L.U.	Shares of Wallbox France SAS	Effective Date
14	Pledge of shares	Pledge of shares	Wall Box Chargers, S.L.U.	Shares of Electromaps, S.L.U.	Signing Date

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Nº	Type of guarantee	Category	Guarantor / Issuer / Pledgor	Secured Asset / Collateral	Grant
15	Pledge of shares	Pledge of shares	Wall Box Chargers, S.L.U.	Shares of ABL GmbH	Effective Date
16	Pledge of shares	Pledge of shares	Wallbox USA Inc.	Shares of COIL INC.	Effective Date
17	Movable property mortgage on trademarks (Spain)	Security over intangible assets	Wall Box Chargers, S.L.U.	Trademarks registered in public registers located in Spain. RMH: 100% of the valuation (valuator appointed by G4).	Signing Date
18	Movable property charge on patents (Spain)	Security over intangible assets	Wall Box Chargers, S.L.U.	Patents registered in public registers located in Spain. RMH: 100% of the valuation (valuator appointed by G4).	Signing Date
19	Industrial property pledge on trademarks and patents (USA)	Guarantee on intangible assets	Wallbox USA Inc.	Trademarks and patents registered in public registries located in the United States	Effective Date
20	Pledge over commercial contracts > €1M	Security interest in contracts	Wall Box Chargers, S.L.U.	Contracts exceeding €1M subject to Spanish law	Signing Date
21	Pledge over inventory	Pledge over inventory	Wallbox USA Inc.	Inventory of Wallbox USA Inc.	Effective Date
22	Lien on bank accounts	Lien on bank accounts	Wall Box Chargers, S.L.U.

Santander ES (EUR) · BBVA ES (EUR) · BNP ES (EUR) · Sabadell (EUR) · Sabadell (USD). Threshold: average balance >€150,000 for 2 consecutive months. Obligation to concentrate at least 90% of the Group’s cash in pledged accounts, with the pledges extending to operating accounts that are currently open or may be opened in the future under the Working Capital Framework Agreement and the Loan Framework

Signing Date

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Nº	Type of guarantee	Category	Guarantor / Issuer / Pledgor	Secured Asset / Collateral	Grant
Agreement, including, amongst others, reserve accounts, cash sweep accounts, factoring accounts and cash pooling accounts.
23	Pledge over bank accounts	Pledge over bank accounts	Wallbox NV	BNP NV Account (EUR). Same threshold and cash concentration conditions	Effective Date
24	Pledge over bank accounts	Pledge over bank accounts	Wallbox USA Inc.	Bank of America US Account (USD). Same threshold and cash concentration conditions	Effective Date
25	Pledge over credit rights arising from intra-group loans	Pledge over intra-group loans

Wall Box Chargers, S.L.U.

AR Electronic Solutions, S.L.U.

Wallbox USA, Inc.

Wallbox, N.V.

Wallbox France, SAS

Electromaps, S.L.U.

Kensington Capital Acquisition Corp. II

Wallbox Belgium

Wallbox Denmark

Wallbox Italy

Wallbox Netherlands BV

Wallbox UK

Intra-group loans

Signing Date (signed by a verbal proxy in relation to Kensington Capital Acquisition Corp. II, Wallbox Belgium, Wallbox Denmark, Wallbox Italy, Wallbox Netherlands BV and Wallbox UK) and ratified, in any event, on or before the Effective Date

26	Negative pledge regarding the assets of ABL GmbH (contractual undertaking not to dispose of)	Negative pledge	Wall Box Chargers, S.L.U. (as the majority shareholder of ABL GmbH)	Undertaking not to create security over ABL’s assets in favour of other creditors. Signed by WB Chargers as holder of the credit rights against ABL	Signing Date
27	Movable property charge on trademark	Security over intangible assets	Wall Box Chargers, S.L.U.	Movable property charge on the "SUPERNOVA" trademark.	10 working days from the final registration of the trademark

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Annex 6
Actions prior to, concurrent with or subsequent to the Effective Date

Nº	Condition / milestone	Deadline
1

New Guarantees – All of the following New Guarantees validly constituted, in full force and effect:

1.
First-ranking guarantee over the shares of Wallbox USA, to be granted by Wallbox Chargers.
2.
First-ranking guarantee over the shares of Wallbox France, to be granted by Wallbox Chargers.
3.
First-ranking guarantee over the shares of ABL GmbH, to be granted by Wallbox Chargers.
4.
First-ranking guarantee over the shares of Coil Inc, to be granted by Wallbox USA.
5.
First-ranking security interest in trademarks and patents to be granted by Wallbox USA.
6.
First-ranking security interest in inventory to be granted by Wallbox USA.
7.
First-ranking security interest in bank accounts, to be granted by Wallbox NV, over the “BNP NV Account (EUR)”.
8.
First-ranking security interest in bank accounts, to be granted by Wallbox USA Inc., over the “Bank of America US Account (USD)”.
Effective Date
2

Ratification of New Guarantee – All of the following New Guarantee validly created, in full force and effect:

1.
Ratification by Wallbox NV of the first-ranking pledge over the shares of Wall Box Chargers, S.L.U.
2.
Ratification by Kensington Capital Acquisition Corp. II, Wallbox Belgium, Wallbox Denmark, Wallbox Italy, Wallbox Netherlands BV and Wallbox UK of the first-ranking pledge over credit rights arising from intra-group loans.
Effective Date
3

Ratification of existing security interests - Ratification, upon request by the relevant Class 1 Creditor, of any existing security interests securing its Class 1 Affected Debt prior to the Restructuring.

Effective Date
4

Legal Opinions – Issuance of all legal opinions (capacity and validity/enforceability) relating to the security interests and personal guarantees to be granted either on the Signing Date or prior to or simultaneously with the Effective Date, in accordance with Annex 5 ( New Guarantee ) (United States, Netherlands, Germany, France, Belgium, England, Italy).

Effective Date

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Nº	Condition / milestone	Deadline
5

Responsible declarations and ICO documentation - That all the responsible declarations of aid granted to the Operational Debtors as a beneficiary company under the temporary framework of state aid under the temporary framework of state aid under ICO guarantee lines have been completed and delivered to the Signatory Operating Entities part of the Working Capital Lines with ICO Guarantee.

Effective Date
6

Convening of Wallbox NV General Meeting – Convening formally the general meeting of Wallbox NV with an agenda including (i) the granting of a pledge over the entirety (100%) of the shares representing the share capital of Wallbox Chargers held by Wallbox NV, (ii) pledges over shares held by Wallbox USA and ABL GmbH in Wallbox Chargers; and (iii) the issue of warrants by Wallbox Chargers (the “Wallbox NV GM”).

4 May 2026
7

Wallbox NV GM - Holding the Wallbox NV GM, at which the following are expressly approved: (i) the Restructuring, (ii) the conversion of Wallbox Chargers into a public limited company (S.A.), (iii) the granting of a pledge over all (100%) of the shares representing the share capital of Wallbox Chargers held by Wallbox NV (and over its shares, once it has been converted into a public limited company), (iv) pledges over the shares held by Wallbox USA and ABL GmbH in Wallbox Chargers, and (v) the issue of warrants by Wallbox Chargers.

24 May 2026
8

Publication of a material event (6-K) regarding the results of the general meeting of shareholders of Wallbox NV – 6-K containing the results of the votes on each item on the agenda of the general meeting of shareholders of Wallbox NV, including the approval of matters relating to the Restructuring, and the transactions contemplated by the Financing Documents (and, in particular, where necessary, with express reference to the first-ranking general pledge over the entirety (100%) of the shares representing the share capital of Wallbox Chargers (and over its shares, once it is converted into a public limited company), the pledges over the shares held by Wallbox Chargers in Wallbox USA and in ABL GmbH, the conversion of Wallbox Chargers into a public limited company, the issue of warrants convertible into shares of Wallbox Chargers following its conversion into a public limited company) and any other matter required under Dutch law.

28 May 2026
9

Effectiveness of conditional pledges – That the New Guarantees over 100% of the shares in Wallbox Chargers and the shares in Wallbox USA and ABL GmbH take full effect (including confirmation to the notary, formal ratification and any other actions deemed necessary in the opinion of the Majority of Signatory Creditors).

28 May 2026

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Nº	Condition / milestone	Deadline
10

Expert for Conversion to a Public Limited Company (S.A.) - Application to the Commercial Registry for the appointment of an independent expert to report on the non-monetary contribution in connection with the conversion of Wallbox Chargers into a public limited company (S.A.).

30 May 2026
11	Approval of the Conversion to a Public Limited Company (S.A.) - Copy of the resolutions of the sole shareholder of Wallbox Chargers approving its conversion into a public limited company (S.A.).	15 July 2026
12	Conversion to a public limited company - Effective conversion of Wallbox Chargers into a public limited company (S.A.).	31 July 2026
13

Chargers Share Pledge - Novation of the pledge document relating to the shares in Wallbox Chargers to reflect its conversion into a public limited company and the replacement of shares with stock (including all necessary formalities).

31 July 2026
14	Warrants – Issue of warrants convertible into Wallbox Chargers shares following its conversion into a public limited company and subscription of the same by the lending institutions.	30 September 2026
15	Capital increase - Execution of the capital increase(s) through which the contributions provided for in the Binding Investment Commitment are completed.	2 months from the Effective Date
16

Supernova Mortgage - Granting of the New Guarantee (movable property mortgage) over the “Supernova” trademark on terms substantially similar to the New Guarantee over trademarks granted on the Signing Date.

10 Business Days from the final registration of the trademark

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Annex 7
Unaffected Debt

[Intentionally omitted]

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DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Annex 8
Feasibility Plans

[Intentionally omitted]

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Annex 9
Certification by the Restructuring Expert regarding the Majorities Obtained

[Intentionally omitted]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Annex 10
Copy of the New Debt Instruments

[Intentionally omitted]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Annex 11
Letter of Election

At [●], on [●] [●] 2026

[For the attention of:]

[Name of Global Agent]

[Address]

[Email address for receiving Letters of Election]

Copy to:

[Debtors]

[Address]

[Email address for receiving Letters of Election]

From:

[Name of Affected Creditor]

[Address]

[Contact person / department]

[Email]

(hereinafter, the “Affected Creditor”).

Dear Sirs,

In our capacity as an Affected Creditor within the meaning of the restructuring plan entered into by, amongst others, WALL BOX CHARGERS, S.L.U., AR ELECTRONICS SOLUTIONS, S.L.U. and WALLBOX USA INC. (the “Debtors”), dated 8 April 2026 (the “Restructuring Plan”), the Affected Creditor hereby sets out in this letter (the “Letter of Election”) its choices and declarations in the following terms.

1. Voting preference

Select only 1 option:

☐ The Affected Creditor votes in favour of the Restructuring Plan and adheres to the Restructuring Plan.

By ticking the “in favour” box and signing this Letter of Election, the Affected Creditor expressly states its intention to adhere, unconditionally and irrevocably, to the Restructuring Plan and the other applicable Restructuring Documents, in the capacity of a Signatory Creditor, in respect of the Affected Debt held by it.

☐ The Affected Creditor votes against the Restructuring Plan and does not adhere to the Restructuring Plan.

If none of the above options is selected, it shall be understood that the Affected Creditor abstains from voting and does not express their acceptance of the Restructuring Plan through this Letter of Election.

For the sake of clarity, any vote cast after the Voting Deadline shall not be taken into account for the purposes of calculating majorities for the Restructuring Plan.

2. [Table of instruments and elections:

Only those Affected Debt instruments in respect of which the Affected Creditor wishes to exercise their right to classify as term loan or working capital instruments should be completed:

No.	Debtor	Contract / reference	Class (1 / 2)	Amount (€)	Type selected following restructuring (tick)
1	[●]	[●]	[●]	[●]	☐ Term loan ☐ Working capital

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

No.	Debtor	Contract / reference	Class (1 / 2)	Amount (€)	Type selected following restructuring (tick)
2	[●]	[●]	[●]	[●]	[●]

3. Choices of the Affected Creditor

The Affected Creditor shall expressly and irrevocably select the relevant options. If no selection is made, the options indicated as “default” shall apply.

• Class 1 (only if the Affected Creditor has Class 1 Affected Debt).

Select a single option for 100% of the Class 1 Affected Debt:

☐ Class 1 Standard Terms (default).

☐ Class 1 Alternative Terms.

in both cases, in accordance with the terms set out in the Working Capital Framework Agreement and, where applicable, in the Loan Framework Agreement.

• Standard / alternative terms (applicable to Class 2 and to Class 1 that has opted for Class 1 Alternative Terms)

☐ Standard Class 2 Terms (default), in accordance with the provisions of the Working Capital Framework Agreement and, where applicable, the Loan Framework Agreement.

☐ Alternative Terms (Working Capital) (working capital debt only): The Affected Creditor wishes to avail itself, in respect of all of its Class 2 current Affected Debt (and, where applicable, Class 1 Affected Debt subject to the Class 1 Alternative Terms), of the Alternative Terms (Current), in accordance with the terms set out in the Current Framework Agreement.

☐ Alternative Terms (Loans) (term debt only): The Affected Creditor wishes to avail itself, in respect of part or all of its Class 2 term Affected Debt (and, where applicable, Class 1 subject to the Class 1 Alternative Terms), of the Alternative Terms (Loans), in accordance with the terms set out in the Loan Framework Agreement, and indicates that the amount of such Affected Debt shall be allocated as follows: [●] % (or [●] €) as Loans (Tranche A) and [●] % (or [●] €) as Loans (Tranche B) (the amount corresponding to Loans (Tranche B) being, in any event, equal to or greater than 41 % of the total amount subject to Alternative Conditions (Loans)).

4. Declarations by the Affected Creditor

The Affected Creditor expressly declares and agrees that:

(i) it has received a full copy of the Restructuring Plan and the other relevant Restructuring Documents, has examined them and understands their content;

(ii) this Letter of Election is signed freely, in full knowledge of the facts and irrevocably;

(iii) the choices and representations contained in this Letter of Election have been made in accordance with the Restructuring Plan and will be taken into account for the purposes of implementing the restructuring measures and the New Debt Instruments; and

(iv) in the event of any conflict between this Letter of Election and the deed of accession which, where applicable, is executed in accordance with Clause10 ( Vote on the proposed Restructuring Plan and accession of Affected Creditors ) of the Restructuring Plan, the content of said deed of accession shall prevail, without prejudice to any clarifications or corrections that may be made.

And in witness whereof, the Affected Creditor signs this Letter of Election and has it notarised before the Notary of [●], [●] at the place and date indicated in the heading.

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

...............................................................

Name: [●]

Position: [●]

On behalf of [Affected Creditor]

Contact person: [●]
Address: [●]
Telephone: [●]
Email: [●]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Annex 12
Assets and Liabilities

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

PART A: Wallbox Chargers, S.L.U.

Euros
Financial Row	Amount
ASSET
NON-CURRENT ASSETS
Property, plant and equipment	28,777,529.17
Intangible assets	30,509,597.75
Investment in companies IC	160,056,615.03
Non-current financial assets	875,869.22
Deferred tax assets	3,522,334.68
NON-CURRENT ASSETS	223,741,945.85
CURRENT ASSETS
Inventories	28,916,877.23
ICO investments	-30,999,435.10
Trade and other receivables	16,904,014.05
Other receivables	2,119,311.39
Deferred charges	222,482.76
Advance payments	4,175,357.17
Current financial assets	4,895,797.53
Cash and cash equivalents	965,457.51
Total CURRENT ASSETS	27,199,862.54
TOTAL ASSETS	250,941,808.39
EQUITY AND LIABILITIES
Equity
Equity attributable to owners of the Company	97,948,510.12
Total Equity	97,948,510.12
NON-CURRENT LIABILITIES
Loans and borrowings	33,485,550.01
ICO debts	9,000,000.00
Lease liabilities	2,036.09
Put option liabilities	983,473.04
Provisions	1,400,948.38
Government grants	4,049,522.52
Deferred tax liabilities	1,360,886.16
Long-term accruals	971,777.21
Total non-current liabilities	51,254,193.41
CURRENT LIABILITIES
Loans and borrowings	99,300,372.99
Lease liabilities	16,710.27
Trade and other payables	34,766,770.77
ICO debts	-33,564,511.74
Provisions	1,221,151.47
Contract liabilities	-1,388.90
TOTAL CURRENT LIABILITIES	101,739,104.86
TOTAL EQUITY AND LIABILITIES	250,941,808.39
CHECK	0.00

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

PART B: Wallbox USA Inc.

USD
Financial Row	Amount
ASSET
NON-CURRENT ASSETS
Property, plant and equipment	$12,874,696
Intangible assets	$75,222
Investment in companies IC	$8,509,999
Non-current financial assets	$163,111
NON-CURRENT ASSETS	$21,623,029
CURRENT ASSETS
Inventories	$6,543,702
ICO Investments	$6,481,935
Trade and other receivables	$7,424,145
Other receivables	$380,166
Deferred charges	$226,700
Advance payments	$883,286
Cash and cash equivalents	$722,644
Total current assets	$22,662,578
TOTAL ASSETS	$44,285,607
EQUITY AND LIABILITIES
Equity	$14,562,907
NON-CURRENT LIABILITIES
Loans and borrowings	$16,379,557
Provisions	$628,334
Government grants	$422,442
Deferred tax liabilities	$140,814
Long-term accruals	$1,785,616
Total non-current liabilities	$19,356,763
CURRENT LIABILITIES
Loans and borrowings	$11,367,709
Trade and other payables	$7,387,887
ICO debts	($10,883,171)
Provisions	$215,845
Contract liabilities	$2,278,124
Bridge account (to be closed)	($457)
TOTAL CURRENT LIABILITIES	$10,365,936
TOTAL EQUITY AND LIABILITIES	$44,285,607
CHECK	$0

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

PART C: AR Electronics Solutions. S.L.U.

Euros
Financial Row	Amount
ASSET
NON-CURRENT ASSETS
Property, plant and equipment	2,480,034.01
Intangible assets	3,974.55
Non-current financial assets	59,553.33
NON-CURRENT ASSETS	2,543,561.89
CURRENT ASSETS
Inventories	4,174,229.41
ICO investments	2,112,022.30
Trade and other receivables	1,999,371.71
Other receivables	180,401.83
Current financial assets	214,018.66
Cash and cash equivalents	63,632.88
Total CURRENT ASSETS	8,743,676.79
TOTAL ASSETS	11,287,238.68
EQUITY AND LIABILITIES
Equity
Equity attributable to owners of the Company	2,664,545.15
Total Equity	2,664,545.15
NON-CURRENT LIABILITIES
Loans and borrowings	728,247.29
Deferred tax liabilities	221,800.03
Total NON-CURRENT LIABILITIES	950,047.32
CURRENT LIABILITIES
Loans and borrowings	4,300,190.49
Lease liabilities	61,932.56
Trade and other payables	2,328,737.75
ICO debts	981,785.41
TOTAL CURRENT LIABILITIES	7,672,646.21
TOTAL EQUITY AND LIABILITIES	11,287,238.68
CHECK	0.00

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601

Annex 13
Individual Communications

[Intentionally omitted][Intentionally omitted]

DOCPROPERTY "Document number" \* MERGEFORMAT 3219648601